As filed with the Securities and Exchange Commission on
February 12, 1997
                                     Registration No. ___________
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                     ----------------------

                    THERMOENERGY CORPORATION
   (Name of Small Business Issuer as Specified in Its Charter)

   Arkansas                9999                   71-00659511
(State or Other      (Primary Standard         (I.R.S. Employer
Jurisdiction of         Industrial          Identification Number)
Incorporation or      Classification
 Organization)         Code Number)

                     ----------------------

                    THERMOENERGY CORPORATION
                  323 Center Street, Suite 1300
                  Little Rock, Arkansas, 72201
                         (501) 376-6477
      (Address and Telephone Number of Principal Executive
       Offices and Address of Principal Place of Business
            or Intended Principal Place of Business)

                     ----------------------
                          P.L. MONTESI
                            President
                    ThermoEnergy Corporation
                  323 Center Street, Suite 1300
                  Little Rock, Arkansas, 72201
                         (501) 376-6477
   (Name, Address, and Telephone Number of Agent for Service)

                           Copies to:

Jay H. Lindy, Esq.  Gary Barket, Esq.       Alan I. Annex, Esq.
Waring Cox, PLC     Davidson Law Firm, Ltd. Camhy Karlinsky &
50 North Front St.  724 Garland St.           Stein LLP
Memphis, TN 38103   Little Rock, AR 72201   1740 Broadway, 16th Fl.
(901) 543-8000      (501) 374-9977          (212) 977-6600
(901) 543-8030      (501) 374-5917          (212) 977-8389

                     ----------------------

     Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration
Statement.

     If any of the Securities being registered in this form are to be offered, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                 CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
                                          Maximum      Maximum
                                Amount    Offering     Aggregate     Amount of
Title of Each Class of          to be     Price per    Offering    Registration
Securities to be registered   Registered   Unit(1)      Price(1)       Fee
---------------------------   ----------  ---------    ---------   ------------

Series A Common Stock,
  $.001 par value(2)           1,840,000   $7.00(1)  $12,880,000(1)  $ 3,903.03
Redeemable Series A Common
  Stock Purchase Warrants      1,840,000   $0.10     $   184,000     $    55.76
Series A Common Stock
  issuable on exercise of
  Redeemable Series A
  Common Stock Purchase
  Warrants (3)                 1,840,000   $10.50    $19,320,000     $ 5,854.55
Representative's Warrants(4)     160,000   $ .0001   $        16     $ (5)
Series A Common Stock
  issuable upon exercise
  of Representative's
  Warrants (4)                   160,000   $8.40     $ 1,344,000     $   407.27
Redeemable Series A Common
  Stock Purchase Warrants
  issuable upon exercise of
  Representative's Warrant (4)   160,000   $0.12     $    19,200     $     5.82
Series A Common Stock issuable
  upon exercise of Warrants
  issuable upon exercise of
  Representative's Warrants (5)  160,000   $10.50    $ 1,680,000     $   509.09

    Total                                            $35,427,216     $10,735.52


(1) Estimated sales for purposes of computing the registration fee pursuant to Rule 457(a).
(2) Includes 240,000 shares of Series A Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.
(3) Reserved for issuance upon exercise of Redeemable Series A Common Stock Purchase Warrants.
(4) To be issued to the Representative of the Underwriters at the Closing.
(5)  No fee required.
(6)  Reserved for issuance upon exercise of Representative's
     Warrants.
(7) Pursuant to Rule 416, this Registration Statement also relates to an indeterminate number of additional shares as may be issued as a result of anti-dilution provisions of the Representative's Warrants and the Redeemable Common Stock Purchase Warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Index to Exhibits appears on page _____. Number of pages in sequential numbering system _______.














PROSPECTUS     SUBJECT TO COMPLETION, DATED FEBRUARY __, 1997

                    THERMOENERGY CORPORATION
  / LOGO /
          1,600,000 Shares of Series A Common Stock and
  1,600,000 Redeemable Series A Common Stock Purchase Warrants

     ThermoEnergy Corporation, an Arkansas corporation ("Company"), hereby offers ("Offering") 1,600,000 shares of Series A Common Stock, par value $.001 per share ("Common Stock"), and 1,600,000 Redeemable Series A Common Stock Purchase Warrants ("Warrants"). The Common Stock and the Warrants are sometimes hereinafter together referred to as the "Securities". Until the completion of this Offering, the Common Stock and the Warrants offered hereby may only be purchased together on the basis of one share of Common Stock and one Warrant, but will trade separately immediately after this Offering. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an initial exercise price of $____ per share [150% of the public offering price per share], subject to adjustment, at any time commencing ________, 1997 until ________, 2001. Commencing ________, 1998, the Warrants are
subject to redemption by the Company, in whole but not in part, at $.05 per Warrant on 30 days' prior written notice provided that the average closing sale price of the Common Stock as reported on the American Stock Exchange ("AMEX") equals or exceeds $____ per share [300% of the public offering price per share] (subject to adjustment under certain circumstances) for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities".

     Prior to this Offering, there has been no public market for the Securities and there can be no assurance that such a market will develop after the completion of this Offering or, if developed, that it will be sustained. It is anticipated that the initial public offering price of the Common Stock will be between $6 and $7 per share, and the initial public offering price per Warrant will be $0.10. The public offering price of the Common Stock and the Warrants, and the exercise price and other terms of the Warrants, have been determined by negotiation between the Company and National Securities Corporation and does not necessarily reflect the Company's assets, book value, performance or other generally accepted criteria of value. See "Risk Factors" and "Underwriting". The Common Stock and the Warrants have been approved for listing on the American Stock Exchange ("AMEX") under the symbols "THE" and "THEW", respectively.

   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A
  HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION.  SEE
 "RISK FACTORS" BEGINNING ON PAGE 9 AND "DILUTION ON PAGE ___."

                     ----------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
  COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
   ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                 CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriting
                                    Discount         Proceeds to
              Price to Public   and Commission(1)   the Company(2)
              ---------------   -----------------   --------------

Per Share         _______           _______            _______
Per Warrant       _______           _______            _______
Total (3)         _______           _______            _______

(1) Excludes additional compensation to be received by National Securities Corporation, the representative (the "Representative") of the several underwriters ("Underwriters"), in the form of (i) a nonaccountable expense allowance of 3% of the gross proceeds to the Company and (ii) sale to the Representatives for nominal consideration of warrants ("Representative's Warrants") to purchase up to 160,000 shares of Common Stock and/or 160,000 Warrants. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities. See "Underwriting".
(2) Before deducting expenses of this Offering payable by the Company, estimated at $_____, which includes the nonaccountable expense allowance described in Note 1 above.
(3) The Company has granted to the Underwriters an option, exercisable within 45 days after the date of this Prospectus, to purchase up to 240,000 additional shares of Common Stock and/or 240,000 Warrants on the same terms and conditions as set forth above, solely to cover overallotments, if any ("Overallotment Option"). The Overallotment Option may be exercised to purchase shares of Common Stock or Warrants or any combination thereof. If the Overallotment Option is exercised in full, the total Price to Public, Underwriting Discount and the Proceeds to the Company will be $_____, $_____, and $_____, respectively. See "Underwriting".

     The Securities are being offered by the Underwriters on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the Securities will be made against payment at the offices of National Securities Corporation, 1001 Fourth Avenue, Seattle, Washington, on or about ____________, 1997.


                 NATIONAL SECURITIES CORPORATION
         The date of this Prospectus is _________, 1997

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OR THE WARRANTS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, and make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.




                            [LEGEND]
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
                  [GOES ON SIDE OF COVER PAGE]








                       PROSPECTUS SUMMARY

     The following summary is qualified by, and must be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, all share and per share information in this Prospectus gives effect to the Company's two, four-to-one reverse stock splits approved by shareholders on March 2, 1994 and December 12, 1996, and does not give effect to (i) any exercise of the Overallotment Option, (ii) the issuance of up to 1,600,000 shares of Common Stock upon exercise of the Warrants,
(iii) the issuance of up to 160,000 shares of Common Stock and 160,000 Warrants upon exercise of the Representative's Warrants,
(iv) the issuance of up to 160,000 shares of Common Stock upon exercise of Warrants underlying the Representative's Warrants, and
(v) the issuance of up to 1,574,595 shares of Common Stock upon exercise of warrants outstanding as of the date of this Prospectus ("Series B Warrants"). See "Underwriting" and "Shares Eligible for Future Sale".

                           The Company

     ThermoEnergy Corporation (the "Company") is the exclusive worldwide (except Japan) licensee for certain environmental technologies developed by Battelle Memorial Institute ("Battelle"), an independent research and development organization. These technologies are primarily aimed at solving waste water problems. The Company intends to sell equipment and services to government and industrial users, sublicense its technologies to industrial users, or build, own and operate municipal and/or industrial waste water treatment facilities. The Company's business strategy is based upon entering into collaborative working relationships with established engineering and environmental companies, or formal joint venture agreements relative to the application of the technologies for specified industries or markets. The Company is currently negotiating project-specific working arrangements with Foster Wheeler Environmental Corporation, Roy F. Weston, Inc., Dan Cowart, Inc., and Mitsui & Co. (U.S.A.), Inc. In addition, the Company may sub-license the Technologies to third parties. See "Business - Strategic Corporate Alliances".

     The technologies include two chemical processes known as the Sludge-To-Oil Reactor System (STORS[TM]) and Nitrogen Removal (NitRem[TM]). The third technology, a dual-shell pressure balance vessel, known as the Dual-Shell Reactor[TM] ("DSR"), is the unique reactor equipment in which the STORS and NitRem chemistries are conducted (STORS, NitRem and DSR are referred to collectively as the "Technologies"). The Company's applications of the Technologies eliminate damaging organic and nitrogenous contaminants from municipal and industrial waste streams. See "Business".

     The Company currently has three demonstration projects:

     In October 1994, the Company and Sam Houston State University, doing business as the Texas Regional Institute for Environmental Studies ("TRIES"), signed an agreement to undertake a demonstration project to evaluate the nitrogen removal process and NitRem's ability to economically and safely treat trinitrotoluene ("TNT") redwater, TNT contaminated wastewater, and various RCRA waste streams within the Department of Defense industrial base and the Department of Defense Commercial Facilities. The NitRem DSR unit is scheduled to be delivered to the project site, Radford Army Ammunition Plant, Radford, Virginia, in March 1997, to begin testing procedures of the unit. TRIES has the contract with the Department of Defense, Department of Army, and the Company is the lead subcontractor to TRIES for the project. See "Business - NitRem Demonstration - United States Department of the Army Program".

     In July 1996, the Company signed a No Cost Test Agreement ("New York Agreement") with the City of New York, Bureau of Clean Water - Department of Public Works. The purpose of the New York Agreement is to allow the City of New York to evaluate NitRem and its ability to satisfy the City of New York's nitrogen removal requirement imposed by new federal/state wastewater discharge standards. Successful laboratory and pilot plant results from testing actual samples of New York City's centrate discharge led to the design of a large scale NitRem DSR to be used on this demonstration project. The New York Agreement provides that the demonstration test will begin April 1, 1997, and that Foster Wheeler Corporation will build and own the test equipment used in this demonstration project. This will be the first collaborative effort between the Company and Foster Wheeler Corporation to demonstrate NitRem. See "Business - NitRem Demonstration - New York City Project".

     In September 1996, the San Bernardino Valley Water District ("SBVWD") was awarded a $3,000,000 federal matching grant for the design, construction and operation of a large-scale STORS wastewater treatment demonstration facility. In addition to the grant, SBVWD is required to provide matching funds for this demonstration project. The capacity for this demonstration facility will have a through put capacity equal to or greater than 75% of the wastewater treatment facilities currently operating within the United States. The Company anticipates that it will be responsible for the design, construction, installation and operation of the SBVWD demonstration facility. See "Business - STORS Demonstration".

      The Company is not required to make capital contributions to the projects listed below and the Company will not receive any revenues or earnings from these test projects. The Company will be reimbursed for administrative and operating costs but will not receive any revenues or earnings from the test projects described above.

     Although the Company believes that it will be able to enter into agreements with additional strategic partners and if the demonstration projects are successful, be awarded sales and/or service contracts for the technologies, there can be no assurance that the Company's efforts will result in additional collaborative agreements, demonstration project contracts, or commercial contract awards. Even if such contracts are awarded, neither STORS nor NitRem nor the DSR have ever been utilized on a large-scale basis, and there is no assurance that either STORS, NitRem or the DSR will perform successfully on a large-scale basis or that it will be profitable to the Company. See "Risk Factors - No Assurance of Additional Collaborative Agreements, Licenses or Project Contracts, Commercialization of Technologies".

     The principal executive offices of the Company are located at 323 Center Street, Suite 1300, Little Rock, Arkansas, 72201, and its telephone number is (501) 376-6477.


                          The Offering

Securities Offered . . . . . . .   1,600,000 shares of Series A
                                   Common Stock and 1,600,000
                                   Redeemable Series A Common
                                   Stock Purchase Warrants.

Terms of Warrants. . . . . . . .   Each Warrant entitles the
                                   holder thereof to purchase, at
                                   any time commencing ________,
                                   1997 until ________, 2001, one
                                   share of Common Stock at a
                                   price of $____ per share,
                                   subject to adjustment.
                                   Commencing ________, 1998, the
                                   Warrants are subject to
                                   redemption by the Company, in
                                   whole but not in part, at $.05
                                   per Warrant on 30 days' prior
                                   written notice provided that
                                   the average bid/ask price of
                                   the Common Stock as reported on
                                   the AMEX equals or exceeds
                                   $____ per share, subject to
                                   adjustment, for any 20 trading
                                   days within a period of 30
                                   consecutive trading days ending
                                   on the fifth trading day prior
                                   to the date of the notice of
                                   redemption.  See "Description
                                   of Securities".

Securities outstanding prior
to the Offering (1). . . . . . .   3,156,965 shares of Series B
                                   Common Stock and 1,574,595
                                   Series B Warrants.

Securities to be outstanding
after the Offering (1)(2)(3) . .   1,600,000 shares of Series A
                                   Common Stock and 1,600,000
                                   Series A Warrants.
                                   3,206,965 shares of Series B
                                   Common Stock and 1,574,595
                                   Series B Warrants.

Use of Proceeds. . . . . . . . .   The Company intends to apply
                                   the net proceeds of this
                                   Offering to fund proposed
                                   collaborative ventures; to fund
                                   additional research and
                                   development costs; to lease and
                                   equip an additional facility;
                                   to repay outstanding
                                   intercompany indebtedness; to
                                   collateralize a bank loan of
                                   the Company; and to fund
                                   working capital and general
                                   corporate purposes.  See "Use
                                   of Proceeds".
Proposed AMEX Symbols:

Series A Common Stock. . . . . .   THE

Warrants . . . . . . . . . . . .   THEW


(1) Stockholders of the Company have approved two, four-to-one reverse stock splits which have not been implemented as of the date of this Prospectus. The amounts described in this Prospectus are after implementation of the two reverse stock splits. The average exercise price of the Series B Warrants is $2.84.
(2) Assumes the issuance of 50,000 shares of Series B Common Stock upon completion of this Offering to certain persons who loaned the Company money during the period December 1996 through _________, 1997, each shall receive 1000 shares of Series B Common Stock for every $10,000 loaned to the Company, not to exceed, in the aggregate, 50,000 shares.
(3) Does not include 505,000 options for Series B Common Stock granted to certain officers and directors of the Company under the Company's 1997 Stock Option Plan, subject to shareholder approval.

                      Summary Risk Factors

     An investment in the Securities offered hereby involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Such risk factors include, among others, limited operating history, historical net losses and continued expected future losses, going concern disclosure in independent auditor's report, no assurance of collaborative agreements, licenses or project contracts, no assurance that the Technologies can be commercialized, potential need for additional financing, broad discretion in application of proceeds and no assurance of a public trading market. See "Risk Factors" beginning on page 7.

                     Summary Financial Data

     The summary financial data included in the following table as of September 30, 1996, for the five year period ended September 30, 1996 and for the period cumulative during the development stage through September 30, 1996, are derived from the Financial Statements appearing elsewhere herein. The summary financial data as of December 31, 1996, for the three months ended December 31, 1995 and 1996 and for the period cumulative during the development stage through December 31, 1996 are unaudited and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the three months ended December 31, 1996 are not necessarily indicative of the results of operations to be expected for the entire year. The summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto appearing elsewhere herein.

Statement of Operations (4):


Cumulative                           Cumulative

 during                               during

development      Three Months        development

stage through        Ended           stage through
                                   Year Ended September 30
September 30      December 31         December 31
                  -------------------------------------------------------     ---
---------    ----------------     -------------
                  1992          1993         1994        1995        1996
  1996        1995        1996         1996

Operating
 Revenues       $       0   $         0   $       0   $       0   $       0   $
       0   $       0   $       0   $         0
Operating
 Expenses               0             0           0           0           0
        0           0           0             0
General and
 Administrative   533,284     1,195,722     721,496     756,341     520,364
4,834,502     150,320     211,010     5,045,512
Research and
 Development       33,000             0      48,500     123,000           0
  627,266           0           0       627,266
                 --------    ----------    --------    --------    --------    -
---------    --------    --------    ----------
Loss from
 Operations      (566,284)   (1,195,722)   (769,996)   (879,341)   (520,364)
(5,461,768)   (150,320)   (211,010)   (5,672,778)
Interest
 Income            15,972         1,908       2,714       2,391       6,942
   60,785       1,497       2,313        63,098
Interest
 Expense          (12,439)      (14,107)       (145)    (20,048)    (38,199)
 (140,418)     (8,705)    (13,087)     (153,505)
                 --------    ----------    --------    --------    --------    -
---------    --------    --------    ----------
Net Loss        $(562,751)  $(1,207,921)  $(767,427)  $(896,998)  $(551,621)
$(5,541,401)  $(157,528)  $(221,784)  $(5,763,185)
                 ========    ==========    ========    ========    ========
==========    ========    ========    ==========
Net loss per
 share(1)(2)    $    (.01)  $      (.02)  $    (.01)  $    (.01)  $    (.01)  $
    (.09)  $    (.00)  $    (.00)  $      (.10)
Pro forma
 net loss
 per share(2)        (.15)  $      (.32)  $    (.20)  $    (.24)  $    (.15)  $
   (1.50)  $    (.04)  $    (.06)  $     (1.56)
Cash
 Dividends
 paid           $       0   $         0   $       0   $       0   $       0   $
       0   $       0   $       0   $         0




Balance Sheet Data:

                September 30, 1996         December 31, 1996
                ------------------     -------------------------
                                       Actual     As Adjusted(3)
                                       ------     --------------

Working capital
 (deficit)          $(1,699,904)    $(1,921,282)    $6,124,000

Total assets            173,333         183,579      6,677,579

Total liabilities     1,867,575       2,099,605        414,605

Stockholders'
 equity (deficit)    (1,694,242)     (1,916,026)     6,783,974


--------------------
(1) Net loss per share is calculated on the basis of the weighted average shares of Common Stock outstanding for each period presented. Stock options and warrants issued within twelve months of the initial public offering filing date (February 27, 1992) have been treated as outstanding for all periods presented.
(2) Reflects the net loss per share after giving effect to the implementation of the two, four-to-one reverse stock splits approved by the stockholders on March 2, 1994 and December 12, 1996.
(3) Gives effect to the initial application of the estimated net proceeds from this Offering. See "Use of Proceeds".








                          RISK FACTORS

     An investment in the Securities offered hereby involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Prospective investors should carefully review and consider the following risk factors described below, in addition to the information included elsewhere in this Prospectus.

Limited Operating History; Net Losses; Future Losses; Initial
Commercialization Stage; Going Concern Disclosure in Independent
Auditors' Report

     The Company's limited operating history has consisted primarily of development of the Technologies, conducting laboratory tests, and planning on-site tests and demonstrations. The Company is subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure to achieve market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. At September 30,1996 and December 31, 1996, the Company had an accumulated stockholders' deficit of $(1,694,242) and $(1,916,026), respectively, and a working capital deficit of $(1,699,904) and $(1,921,282), respectively. The Company also made advances to management and related accrued period interest payments of $122,200 and $11,451, respectively, as of December 31, 1996. Additionally, as of January 31, 1997, the Company had outstanding indebtedness in an aggregate principal amount of $500,000 at an interest rate of 10% per annum and $735,000 at an interest rate of 6.63% per annum, all of which is owed to shareholders. Such loans shall be repaid with interest from the proceeds of this Offering. See "Use of Proceeds".

     The Company anticipates that it will continue to incur significant operating losses through 1997 and may incur additional losses thereafter, depending upon (i) its ability to consummate collaborative working arrangements or sub-licenses with third parties which provide revenue and (ii) the operation and financial success of any projects which the Company and its potential working partners may be awarded. The Company has had no significant revenues to date, and there can be no assurance as to when or whether it will be able to commercialize the Technologies. The Technologies have never been utilized on a large-scale basis, and there can be no assurance that either STORS or NitRem will (i) perform successfully on a large-scale commercial basis or (ii) will be profitable to the Company. The Company's ability to operate its business successfully will depend on a variety of factors, many of which are outside the Company's control, including: competition, contract awards, cost and availability of raw material supplies, changes in governmental initiatives and requirements, changes in EPA and other regulatory requirements, and the costs associated with equipment repair and maintenance. The report of the independent auditors with respect to the Company's financial statements included in this Prospectus includes a "going concern" paragraph indicating that the Company's significant operating losses and the need for substantial capital to commercialize the Technologies raise substantial doubt about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements.

No Assurance of Additional Collaborative Agreements, Licenses or
Project Contracts, Commercialization of Technology

     The Company's business strategy is based upon entering into collaborative working relationships with established engineering and environmental companies, or formal joint venture agreements relative to the application of STORS and NitRem as enabling technologies for specified industries or markets. The Company currently is collaborating with Foster Wheeler Environmental Corporation ("Foster Wheeler") to conduct a demonstration NitRem program for the City of New York at no cost to the City of New York. The Company is also currently negotiating the terms of an agreement with TRIES to be the lead sub-contractor on a NitRem demonstration project. However, neither the Company nor any of its prospective joint venture partners have been awarded any other project contracts. There is no assurance that the Company will enter into definitive project arrangements or joint venture agreements with its prospective working partners or others, or that such agreements, if entered into, will be on terms and conditions that are sufficiently attractive to the Company to enable it to generate profits. See "Business - Strategic Corporate Alliances".

     In the event the Company is unable to enter into commercially attractive collaborative working arrangements for one or more commercial or industrial projects, the Company may sub-license the Technologies to third parties. There is no assurance that the Company will be able to enter into such license third-party arrangements or that such licenses activity will produce any income to the Company. In addition, any project contract which may be awarded to the Company and/or any of its joint working partners may be curtailed, delayed, redirected or eliminated at any time. Problems experienced on any specific project, or delays in the implementation and funding of projects, could materially adversely affect the Company's business and financial condition. See "Business - Competition and Proprietary Information".

Uncertainty of Market Acceptance

     Many prospective users of the Technologies have already committed substantial resources to more conventional forms of environmental technologies, including incineration, plasma arc, molten metal, molten salt, chemical neutralization, catalytic electro chemical oxidation, supercritical water oxidation, land filling, land application, and composting. The Company's growth and future financial performance will depend on demonstrating to prospective collaborative partners and users the advantages of STORS and NitRem, coupled with the DSR, over alternative technologies. There can be no assurance that the Company and its prospective collaborative partners will be successful in this effort. It is anticipated that the environmental remediation and decontamination market will decline over an extended period, as past environmental degradation is corrected, and as the private and public sectors limit further pollution through the prohibition on the production and use of a broad range of hazardous materials and through the modification and improved efficiency of varied manufacturing processes. See "Business - Competition and Proprietary Information".

Dependence on Strategic Corporate Alliances and Uncertainty of
Technologies to Achieve Results

     The Company believes that its joint working arrangements will limit the Company's participation in projects to (i) providing the Technologies and (ii) providing technical support relevant to the design of STORS, NitRem and/or the DSR portion of the project(s) and the manufacturing and delivery of the DSR system. The Company anticipates no revenues for its demonstration projects. The Company may be required to bear a portion of the operational costs of such collaborative efforts. Accordingly, the profitability of each project and the Company's financial success may be largely dependent upon the abilities and financial resources of the parties collaborating with the Company. Although the Company has entered into certain agreements with certain strategic partners, there can be no assurance that any of these strategic alliances will result in the Company being awarded sales and/or service contracts, demonstration project contracts, or commercial contracts. See "Business - Strategic Corporate Alliances".

     Part of the proceeds of this Offering will be employed to promote the Technologies as provided for under the Company's license agreement with Battelle ("License Agreement"). Failure of the STORS and/or NitRem technologies to achieve results will adversely affect the Company's results of operations. Once a demonstration project has been successfully completed, there can be no assurance that the Company will be awarded commercial contracts for such a project. Even if such contracts are awarded, neither STORS nor NitRem or the DSR have ever been utilized on a large-scale commercial basis, and there is no assurance that the Technologies will perform successfully on a large-scale commercial basis or that they will be profitable to the Company. There can also be no assurance that either STORS, NitRem or the DSR will be superseded by other competing technologies. See "Risk Factors - Commercialization of Technologies beyond Test Stage". See "Business" and "Interest in Management and Others in Certain Transactions - Relationship with Battelle".

Potential Need for Additional Financing

     The Company's future capital requirements could vary significantly and will depend on certain factors, many of which are not within the Company's control. These include the existence and terms of any collaborative arrangements; the success of the ongoing development and testing of the Technologies; the large scale demonstration of the Technologies as a viable alternative for both waste water minimization and remedial services; the nature and timing of obtaining project contracts and required permits; and the availability of financing.

     The Company may not be able to enter into favorable business collaborations and might therefore be required to bid upon projects itself. If such bids were successful, the Company would be required to make significant expenditures on personnel and capital equipment which would require significant financing in amounts substantially in excess of the net proceeds of this Offering. In addition, the Company's lack of operational experience, the lack of completed, successful demonstration projects, and limited capital resources could make it difficult, if not highly unlikely, to successfully bid on major commercial projects. In such event, the Company's business development could be limited to process removal of waste water from smaller commercial and industrial sites with significantly lower potential for profit. See "Risk Factors - Engineering Risks".

     In addition, the expansion of the Company's business will require the commitment of significant capital resources toward the hiring of technical and operational support personnel and the building of equipment to be used for on-site test demonstrations. The possibility exists that the Company may be required to provide matching funds for the project(s) (e.g., the EPA sometimes requires a five percent (5%) matching funds contribution to the project from the grant recipient). If this is the case then the Company may need a substantial influx of new capital to meet the required obligation. The capital needed to construct and operate a demonstration facility is projected to be between $2,000,000 and $4,000,000 for a NitRem demonstration facility, and between $5,000,000 and $7,000,000 for a STORS/NitRem demonstration facility.

     In the event the Company is presented with one or more significant projects, individually or in conjunction with collaborative working partners, it may require additional capital to take advantage of such opportunities. There can be no assurance that such financing will be available or, if available, that the terms of such financing will acceptable favorable to the Company. Such financing, if available, may require the Company to issue additional equity which may cause substantial dilution to shareholders. If adequate financing is not available, the Company may be required to delay, scale back or eliminate certain of its research and development programs, to relinquish rights to certain of its Technologies, or to license third parties to commercialize Technologies that the Company would otherwise seek to develop itself. To the extent the Company raises additional capital by issuing equity securities, the holdings of shareholders will be diluted. See "Use of Proceeds" and "Management's Discussion and Analysis of Results of Operations - Liquidity and Capital Resources."

Disposition of By-Products

     There are three end-products resulting from the STORS process; water, comprising approximately 70% of the total; light oil, approximately 20%; and a char, comprising 10%. The water is subsequently processed through the NitRem portion of the system, removing the nitrogen/ammonia fraction, then discharged, meeting or exceeding existing or proposed regulatory requirements. The oil is siphoned off, collected and shipped off-site to a potential end user. The char is dewatered, grouted into a cement mixture and landfilled with the daily grit and screenings (materials screened out prior to the treatment process, such as sticks, stones, etc.). The only other end-product is a small amount of air emissions that vents heat generated by the STORS process, containing CO2, and other trace elements that are below existing or proposed regulatory emission limits. Since the Company cannot predict whether there will be any changes to the regulatory requirements, if any, affecting the disposal of these end-products, there can be no assurance that any such regulatory changes will not affect the economics of the process by imposing stricter regulatory standards, therefore adversely affecting the Company's ability to commercialize STORS. See "- Regulatory Compliance".

Engineering Risks

     Even if the Technologies' processes are determined to be applicable for commercial use, the DSR, designed by Battelle, may have to be technically altered in size to accommodate larger throughput in order to handle the increased flow of a commercial client. In order to determine the necessity of such technical alterations the kinetic data from the demonstration facility(ies) must be analyzed to determine reaction times (i.e., the length of time a waste material must remain in the reactor before the necessary chemical reaction occurs) and through-put capacity. If technical alterations are deemed necessary it is currently anticipated that certain engineering innovations which will not have been incorporated into the STORS or NitRem demonstration units will be utilized. There can be no assurance that these innovations will prove successful.

     The engineering alternative to incorporating this technical adjustment of the size of the reactor is to build a number of smaller capacity units that are equivalent to one or two large capacity units. (For example, if a commercial client has a waste flow of 300 dry tons per day (dtd), the Company could build ten 30 dtd units instead of two 150 dtd units, since the smaller units would be more closely sized to the demonstration reactor size utilized in a demonstration project, thereby decreasing the engineering risk(s) associated with a large scale-up). However, there can be no assurance that this alternative will prove economically feasible or operationally sound.

     The Company intends to engage the services of an engineering firm with sufficient experience and skill to design, engineer and fabricate both the demonstration and commercial size STORS or NitRem facilities should the Company secure the capital to fund a demonstration facility. Such engineering expertise is readily available (at a cost) from third-party engineering firms familiar to the Company. There can be no assurance that the Company will have sufficient funds to engage third-party firms for demonstration and commercialization of the Technologies. See "Business".

Battelle Licenses

     The Company has entered into a license agreement with Battelle which grants to the Company certain rights to make, use and sell the STORS and NitRem processes ("License Agreement"). When new applications for NitRem were developed by Battelle, the Company entered into additional agreements with Battelle to expand the applicable license fields for NitRem. Under the terms of the License Agreement, Battelle may terminate the Company's license at any time on or after January 31, 1998, if commercialization of either the STORS DSR or NitRem DSR has not been achieved by that date. "Commercialization" as defined in the License Agreement is the construction and continuous operation of at least one facility with the capacity of ten dry ton equivalent or 1,000 gallons of liquid per day. In addition, subsequent agreements expanding the license fields for NitRem may be terminated by Battelle during April 1999, and during any subsequent April thereafter, if the Company has not generated royalties to Battelle for the specific license fields in the amount of $5,000 for the preceding calendar year. While the Company currently has three demonstration projects planned, there can be no assurance (i) that any one of the demonstration projects will be successful or (ii) that a successful demonstration project will lead to commercialization of the Technologies sufficient to meet the requirements of the License Agreement or the minimum royalty requirements for the expanded field licenses for NitRem. Termination by Battelle of either the License Agreement and/or subsequent expanded field licenses will have an adverse effect on the Company's ability to continue operations. See "Certain Relationships and Related Transactions - Relationship with Battelle".

Competition and Technological Alternatives

     The Company has an exclusive license with Battelle for the development and practice of the STORS and NitRem technologies worldwide, except in Japan, as developed by Battelle ("License Agreement"). Even though the DSR is patented, unless and until some aspect of the aqueous phase destruction of nitrates, ammonia and amines is patented, neither Battelle nor the Company can exclude others who independently obtain information concerning similar processes or technologies from using the same processes in the commercial disposal of sewage sludge and nitrogen removal. Battelle may terminate the License Agreement on or after January 31, 1998, if commercialization of the licensed process has not been achieved by that date. In addition, there is competition from numerous large, well-established and well-capitalized waste disposal firms, currently competing in markets which the Company hopes to penetrate successfully. As described herein, Battelle and the Company are aware that a Japanese company was engaged in STORS research with Battelle prior to the Company's relationship with Battelle exclusive to Japan. See "Business - the STORS Process" and "Interest of Management and Others in Certain Transactions - Relationship with Battelle". The Company has had limited experience in marketing STORS and NitRem and has a small sales and marketing organization, whereas other participants in both the private and public sectors include several large domestic and international companies and numerous small companies, many of whom have substantially greater financial and other resources and more manufacturing, marketing and sales experience than the Company.
Any one or more of the Company's competitors or other enterprises not presently known to the Company may develop technologies which are superior to STORS and NitRem or other technologies utilized by the Company. To the extent that the Company's competitors are able to offer more cost-effective process removal alternatives, the Company's ability to compete could be materially and adversely affected. See "Business - Competition and Proprietary Information".

Unpredictability of Patent Protection and Proprietary Technology

     The Company's success depends, in part, on its ability to obtain additional patents, protect the patents which it owns, maintain trade secrecy protection and operate without infringing on the proprietary rights of third parties. The Company does not currently own the patents, but uses them under a series of License Agreements between the Company and Battelle dated as of July 31, 1991, and subsequent amendments ("License Agreement"). There can be no assurance that the Company will develop additional proprietary technology that is patentable, that any patents issued and used by the Company will provide the Company with competitive advantages or will not be challenged by third parties or that patents of others will not have an adverse effect on the Company's ability to conduct its business. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of the Company's STORS or NitRem processes, or design around the patented STORS or NitRem process. It is possible that the Company may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties relating to STORS or NitRem. There can be no assurance that any license acquired under such patents would be made available to the Company on acceptable terms, if at all, or that the Company would prevail in any such contest. In addition, the Company could incur substantial costs in defending itself in suits brought against the Company on its patents or in bringing patent suits against other parties.

     In addition to patent protection, the Company also relies on trade secrets, proprietary know-how and technology which it seeks to protect, in part, by confidentiality agreements with its prospective working partners and collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. See "Business - Competition and Proprietary Information".

Regulatory Compliance

     The sewage sludge disposal and municipal waste water industries have experienced severe regulatory pressures which has had a direct effect upon the ability of sewage disposal and municipal waste water and nitrogen removal clients (e.g., cities, counties, and disposal districts) to forecast costs. Within the last five years, the EPA has published regulations designed to enforce certain federal laws (Clean Air Act, Clean Water Act, Ocean Dumping Act, etc.) to protect the environment. The Company believes, based on limited tests, that the STORS and NitRem technologies meet or exceed current regulatory and statutory emission, disposal and water discharge standards. There can be no assurance that compliance with laws and regulations will continue in light of current regulatory efforts. There may be further efforts to impose more stringent environmental impact limitations relating to disposition of sewer sludge, nitrogen removal and other wastes. Laws and regulations may be changed and therefore there can be no assurance of compliance with future laws and regulations. See "- Disposition of By-Products".

Operational Risks

     The Company does not have, nor does it anticipate having for some indeterminable period of time, persons employed by it who are capable of operating installations of either the STORS or NitRem process on a day-to-day basis. If and when the commercial operation is built, then the Company will engage the services of operational employees. Therefore, operational risks include the requirement that the Company engage the services of a reputable operating firm with adequate financial resources, technical skills and a demonstrated history of success in environmental waste management to operate the STORS/NitRem facilities in domestic and foreign markets if and when commercialization is achieved. While the Company has conducted preliminary talks with operating entities it deems qualified to provide such operating skills, there can be no assurance that such entities will be willing to enter into satisfactory operating agreements with the Company. See "Business
- Strategic Corporate Alliances".

Dependence on Key Management and Other Personnel

     The Company is dependent on the efforts of its senior management and engineering staff including Dennis Cossey, Chairman of the Board and Chief Executive Officer, P.L. Montesi, President, and upon completion of the Offering, Alex Fassbender, PE, Executive Vice President/Engineering and Technology, and Gary Barket, Senior Vice President and General Counsel. The proceeds of key man life insurance policies on the lives of such individuals may not be adequate to compensate the Company for the loss of any such individuals. The Company intends to hire additional executive personnel and believes that its success will depend upon its ability to hire and retain such additional employees. The Company is totally dependent upon the engineering, laboratory, research and development skills and expertise of Battelle to supervise the design and implementation of a STORS or NitRem demonstration facility, for the conducting of laboratory analysis and characterization of various waste streams to be processed through a STORS or NitRem unit, to collect and analyze process equipment and performance data generated during a STORS and/or NitRem demonstration test, and for on-going research and development of the STORS and NitRem processes. The loss of the services of Battelle or of any one or more of such persons may have a material adverse effect on the Company. See "Management - Employee Agreements" and "Interest of Management and Others in Certain Transactions - Relationship with Battelle".

     The Company's future success will depend in large part upon its ability to attract and retain skilled scientific, management, operational and marketing personnel. The Company faces competition for hiring such personnel from other companies, government entities and other organizations. There can be no assurance that the Company will continue to be successful in attracting and retaining such personnel. See "Management".

Broad Discretion in Application of Proceeds

     Approximately 60 % of the net proceeds of this Offering has been allocated for working capital and general corporate purposes. In addition, approximately 15% of the net proceeds of this Offering has been allocated for proposed collaborative ventures, research and development for which the Company has no binding agreements as of the date of this Prospectus. Accordingly, the Company will have broad discretion as to the application of a significant portion of the net proceeds of this Offering. See "Use of Proceeds".

No Dividends

     The Company has never paid any dividends on its Common Stock, and has no plans to pay dividends on its Common Stock in the foreseeable future. See "Dividend Policy".

Potential Adverse Effect on Market Price of Securities from Future Sales of Common Stock

     In addition to the restrictions on transferability placed upon holders of Series B Common Stock, all shares of Series B Common Stock currently outstanding are "restricted securities" under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Under Rule 144, subject to certain restrictions, 3,156,965 shares of Series B Common Stock would be eligible for sale 90 days after the date of this Prospectus, however, all 3,156,965 shares are subject to the Series B restrictive terms of the class. Additionally, an aggregate of 1,574,595 shares of Series B Common Stock issuable upon the exercise of the Series B Warrants and 50,000 shares of Series B Common Stock to be issued to certain noteholders of the Company also will be restricted securities upon purchase and will be eligible for sale under Rule 144 two years after purchase. The Company and the officers, directors and certain stockholders of the Company have agreed with the Underwriters that they will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any shares of Series B Common Stock or any securities convertible into, or exchangeable or exercisable for shares of Series B Common Stock, with limited exceptions, for a period of at least 12 months from the date of this Prospectus. Officers, directors, owners of 5% or more of Series B Common Stock and their affiliates own ___ shares of Series B Common Stock (includes all Series B Warrants). Sales of substantial amounts of Series B Common Stock in the public market could adversely affect the market price of the Common Stock. See "Principal Stockholders"; "Shares Eligible for Future Sale".

     Future sales of Common Stock by stockholders (including option and warrant holders) under Rule 144 of the Securities Act, or through the exercise of the Warrants or outstanding registration rights granted to the holders of the Representative's Warrants, could have an adverse effect on the market prices of the Securities. The Company has agreed not to, directly or indirectly, issue, agree or offer to sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such securities for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. In addition, as described above, holders of Series B Common Stock are restricted from selling or otherwise disposing of their shares for 12 months following the date of this Prospectus without the consent of the Representative. Also, all officers and directors of the Company have entered into a 12 month lock-up agreement with the Underwriter, prohibiting sales of Company securities for 12 months following the date of this Prospectus without the consent of the Representative. However, when the Series B Common Stock restrictions on transferability are eliminated after the Company meets the Lock-Up Period (as defined in "Description of Securities
- Common Stock") has been met, the Series A and Series B classification of Common Stock shall be removed. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Securities. See "Description of Securities" and "Shares Eligible for Future Sale".

No Assurance of Public Trading Market; Arbitrary Determination of
Public Offering Price; Possible Volatility of Common Stock and
Warrant Prices

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that an active trading market for any of the Securities will develop or, if developed, be sustained after the Offering. The public offering prices of the Securities offered hereby and the terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Representative, and do not necessarily bear any relationship to the Company's assets, book value, results of operations or any other generally accepted criteria of value. See "Underwriting".

     The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performances of specific companies. Announcements of new technologies and changing policies and regulations of the federal government and state governments and other external factors, as well as potential fluctuations in the Company's financial results, may have a significant impact on the prices of the Securities.

Dilution

     Purchasers of shares of Common Stock in this Offering will experience an immediate and substantial dilution of $4.84 per share, or approximately 77.1%, in the net tangible book value of the shares of Common Stock purchased by them in this Offering. Additional dilution to future net tangible book value per share may occur upon exercise of outstanding stock options and warrants (including the Warrants and the Representative's Warrants) and may occur, in addition, if the Company issues additional equity securities in the future. As a result, new investors will bear substantially all of the risks inherent in an investment in the Company. See "Dilution" and "Certain Relationships and Related Transactions".

Potential Adverse Effect on Market Price of Securities from
Issuance of Preferred Stock

     The Company is authorized by its amended and restated Articles of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by the Board of Directors of the Company. Such preferred stock could have voting and conversion rights that adversely affect the voting power of the holders of Common Stock, or could result in one or more classes of outstanding securities that would have dividend, liquidation or other rights superior to those of Common Stock. Issuance of such preferred stock may have an adverse effect on the then prevailing market price of the Common Stock and Warrants. See "Description of Securities".

Speculative Nature of the Warrants; Possible Redemption of Warrants

     The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, commencing ________, 1997, holders of the Warrants may exercise their right to acquire Common Stock and pay an exercise price of $_____ per share, subject to adjustment upon the occurrence of certain dilutive events, until ________, 2001, after which date any unexercised Warrants will expire and have no further value. Moreover, following the completion of this Offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their initial public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

     Commencing ________, 1998, the Warrants are subject to redemption at $.05 per Warrant on 30 days' prior written notice provided that the average closing bid/ask price of the Common Stock as reported on the AMEX equals or exceeds $_____ per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are called for redemption, holders of the Warrants will lose their rights to exercise the Warrants after the expiration of the 30-day notice period. Upon receipt of a notice of redemption, holders would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the then-prevailing market price, if any, when they might otherwise wish to hold the Warrants, or (iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. In the event that holders of the Warrants elect not to exercise their Warrants upon notice of Redemption, the unexercised Warrants will be redeemed prior to exercise, and the holders thereof will lose the benefit of the appreciated market price of the Warrants, if any, and/or the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. See "Description of Securities - Warrants".

Current Prospectus and State Blue Sky Registration Required to
Exercise Warrants

     The Warrants are not exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified, or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants. There can be no assurance that the Company will be able to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the states in which the holders of the Warrants reside. Until completion of this Offering, the Common Stock and the Warrants may only be purchased together on the basis of one share of Common Stock and one Warrant, but the Warrants will be separately tradeable immediately after this Offering. In the event investors purchase the Warrants in the secondary market or move to a jurisdiction in which the shares underlying the Warrants are not registered or qualified during the period that the Warrants are exercisable, the Company will be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions, and holders of the Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities -
 Warrants".

                         USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Securities offered hereby, after deduction of underwriting discounts and other estimated offering expenses are estimated to be approximately $8,700,000 (approximately $________ if the Underwriters' Overallotment Option is exercised in full). The
Company intends to utilize such net proceeds as follows:

                                                       Approximate
                                                       Percentage
                                        Approximate      of Net
                                       Dollar Amount    Proceeds
                                       -------------   -----------
Working Capital and General
  Corporate Purposes                     $5,194,000        60%
Repayment of Bridge Financing(1)          1,314,000        15
Strategic Alliances and Technology(2)     1,000,000        12
Other Current Liabilities(3)                492,000         6
Fees and Expenses Associated with
  Public Offering(4)                        400,000         4
Research and Development(5)                 300,000         3
                                          ---------       ---
                                         $8,700,000       100%


-----------------------
(1) Represents repayment of $1,235,000 plus interest as of January 31, 1997 for bridge financing, including $500,000 to repay 11 noteholders who advanced loans to the Company in December 1996 and January 1997 and $735,000 to repay loans from certain shareholders. The notes for $500,000 have a term of the earlier of six months or three days after the closing of a public offering. The notes for $235,000 have 48 month terms.
(2) Includes expenditures regarding formation of strategic alliances and/or joint ventures, including additional personnel, professional fees and administrative overhead, as well as costs associated with technology demonstrations for new applications and/or fields of use.
(3) Represents payment of current liabilities of the Company as of January 31, 1997 for consulting, legal, professional and accounting fees and other general obligations of the Company, including $100,000 to the officers for deferred compensation and back pay accumulated since 1994 (after offsetting $142,000 of advances to officers and related accrued interest pursuant to the 1991 Board of Directors resolution which provided for the right of offset).
(4) Includes legal and audit expenses, expenses associated with the December 1996 special shareholders meeting and proxy statements, and travel expenses for "road show" and other necessary and required expenditures of the Company associated with the Offering.
(5) Costs associated with the acquisition, testing and patenting of new technologies or testing of current technologies for different uses and/or applications, including ammonia reduction process, and clean coal process.

     The Company believes that the net proceeds of this Offering will be sufficient to meet its cash, operational and liquidity requirements for a minimum of 18 months after the date of this Prospectus. While the initial allocation of the net proceeds of this Offering represents the Company's best estimates of their use, the amounts actually expended for these purposes may vary significantly from the specific allocation of the net proceeds set forth above, depending on numerous factors, including changes in the general economic and/or regulatory climate, and the progress and development of potential collaborative working arrangements. However, there can be no assurance that the net proceeds of the Offering will satisfy the Company's requirements for any particular period of time. The Company anticipates that, after 18 months from the receipt of the net proceeds of this Offering, additional funding may be needed. No assurance can be given that such additional financing will be available on terms acceptable to the Company, if at all. See "Risk Factors - Potential Need for Additional Financing." Pending specific allocation of the net proceeds of this Offering, the net proceeds will be invested in short-term, investment grade, interest-bearing securities of the United States Government.


                         DIVIDEND POLICY

     The Company has never declared or paid cash dividends, and does not intend to pay any dividends in the foreseeable future on its shares of Common Stock. Earnings of the Company, if any, are expected to be retained for use in expanding the Company's business. The payment of dividends is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, if any, capital requirements, financial condition and such other factors as are considered to be relevant by the Board of Directors from time to time.


                         CAPITALIZATION

     The following table sets forth (a) the actual capitalization of the Company as of December 31, 1996, and (b) the capitalization as adjusted giving effect to the sale by the Company of the Securities offered hereby, the implementation of the two, four-to-one reverse stock splits approved by stockholders on March 2, 1994 and December 12, 1996, and the initial application of the estimated net proceeds therefrom. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Description of Securities." This table should be read in conjunction with the Company's Financial Statements and the notes thereto which are included elsewhere in this Prospectus.

                                            December 31, 1996
                                         ----------------------
                                         Actual     As Adjusted
                                         ------     -----------
Short Term Debt:
  Notes payable to stockholders
    (See Note 2 of Notes to
    Financial Statements Unaudited)   $   920,000  $
                                       ==========    =========
Shareholder's Equity:
  Preferred stock, $.001 par value;
    authorized 10,000,000 shares;
    no shares outstanding             $         0  $         0

  Common stock, $.001 par value;
    Series A, authorized 10,000,000
    shares; no shares issued or
    outstanding; 1,600,000 shares
    issued and outstanding, as
    adjusted                                    0        1,600

  Series B Common stock(1);
    authorized 65,000,000 shares;
    3,240,793 shares issued and
    3,156,965 shares outstanding;
    3,290,793 (2) shares issued
    and 3,206,965 shares(2)
    outstanding, as adjusted                3,241        3,291(1)

  Additional paid-in capital            3,843,918   12,543,868

  Accumulated deficit                  (5,763,185)  (5,763,185)

Total stockholders' equity
  (deficit)                            (1,916,026)   6,783,974

  Total capitalization                $(1,916,026)  $6,783,974
                                       ==========    =========


-----------------------
(1)  Reflects the Company's two, four-to-one reverse stock splits.
(2) Includes 50,000 shares of Series B Common Stock issuable to note holders of bridge loans made during the period from December 1996 through the date of this Prospectus, upon completion of this Offering.


                            DILUTION

     At December 31, 1996, the Company's negative net tangible book value was $(1,916,026). The net tangible book value of the Company is the tangible assets less total liabilities. After giving effect to the implementation of the two, four-to-one reverse stock splits approved by stockholders on March 2, 1994 and December 12, 1996, and to the sale by the Company of the Securities offered hereby and the initial application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of December 31, 1996 would have been approximately $6,783,974, or $2.12 per share. This represents an increase in net tangible book value per share of $2.73 to the Company's existing stockholders and an immediate dilution of $4.13 per share to new stockholders purchasing shares of Common Stock in this Offering. The following table illustrates this dilution on a per share basis:

   Public offering price per share                     $6.25
      Negative net tangible book
        value per share before the
        Offering(1)                       $(0.61)
      Increase per share attributable
        to payments by new stockholders     2.02

   Pro forma net tangible book value
     per share after the Offering                      $1.41
                                                        ----
   Dilution per share to new
     stockholders                                      $4.84
                                                        ====

----------------------
(1) Reflects the effect of the two, four-to-one reverse stock splits approved by stockholders March 2, 1994 and December 12, 1996.

     In the event the Underwriter's Overallotment Option is exercised in full, the pro forma net tangible book value per share at December 31, 1996 would have been approximately $1.72 and the dilution of net tangible book value per share to new stockholders would have been approximately $4.53. See "Underwriting."

     The following table sets forth the number of shares of Series B Common Stock purchased from the Company by its existing stockholders, after giving effect to the two, four-to-one reverse stock splits approved by stockholders on March 2, 1994 and December 12, 1996 and to the issuance of 50,000 shares of Series B Common Stock to noteholders of bridge loans made during the period from December 1996 through the date of this Prospectus, the number of shares of Series A Common Stock to be purchased by investors in this Offering at an assumed initial public offering price of $6.25 per share, the total consideration paid and to be paid to the Company, and the average price paid per share.


                   Shares Purchased        Total Consideration
                  ------------------      ---------------------  Average Price
                  Number     Percent      Amount        Percent    per Share
                  ------     -------      ------        -------  -------------

New investors    1,600,000    33.29%   $10,000,000(1)    80.82%      $6.25

Existing
 stockholders    3,206,965    66.71      2,373,129(2)    19.18       $ .74
                 ---------   ------     ----------      ------
     Total       4,804,965   100.00%   $12,373,129      100.00%
                 =========   ======     ==========      ======


---------------------
(1)  Attributes no value to Warrants.
(2)  See "Certain Relationships and Related Transactions".






                     SELECTED FINANCIAL DATA

     The selected financial data included in the following table as of September 30, 1996, for the five year period ended September 30, 1996 and for the period cumulative during the development stage through September 30, 1996, are derived from the Financial Statements appearing elsewhere herein. The selected financial data as of December 31, 1996, for the three months ended December 31, 1995 and 1996 and for the period cumulative during the development stage through December 31, 1996 are unaudited and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the three months ended December 31, 1996 are not necessarily indicative of the results of operations to be expected for the entire year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto appearing elsewhere herein.

Statement of Operations:


Cumulative                           Cumulative

 during                               during

development      Three Months        development

stage through        Ended           stage through
                                   Year Ended September 30
September 30      December 31         December 31
                  -------------------------------------------------------     ---
---------    ----------------     -------------
                  1992          1993         1994        1995        1996
  1996        1995        1996         1996

Operating
 Revenues       $       0   $         0   $       0   $       0   $       0   $
       0   $       0   $       0   $         0
Operating
 Expenses               0             0           0           0           0
        0           0           0             0
General and
 Administrative   533,284     1,195,722     721,496     756,341     520,364
4,834,502     150,320     211,010     5,045,512
Research and
 Development       33,000             0      48,500     123,000           0
  627,266           0           0       627,266
                 --------    ----------    --------    --------    --------    -
---------    --------    --------    ----------
Loss from
 Operations      (566,284)   (1,195,722)   (769,996)   (879,341)   (520,364)
(5,461,768)   (150,320)   (211,010)   (5,672,778)
Interest
 Income            15,972         1,908       2,714       2,391       6,942
   60,785       1,497       2,313        63,098
Interest
 Expense          (12,439)      (14,107)       (145)    (20,048)    (38,199)
 (140,418)     (8,705)    (13,087)     (153,505)
                 --------    ----------    --------    --------    --------    -
---------    --------    --------    ----------
Net Loss        $(562,751)  $(1,207,921)  $(767,427)  $(896,998)  $(551,621)
$(5,541,401)  $(157,528)  $(221,784)  $(5,763,185)
                 ========    ==========    ========    ========    ========
==========    ========    ========    ==========
Net loss per
 share(1)(2)    $    (.01)  $      (.02)  $    (.01)  $    (.01)  $    (.01)  $
    (.09)  $    (.00)  $    (.00)  $      (.10)
Pro forma
 net loss
 per share(2)        (.15)  $      (.32)  $    (.20)  $    (.24)  $    (.15)  $
   (1.50)  $    (.04)  $    (.06)  $     (1.56)
Cash
 Dividends
 paid           $       0   $         0   $       0   $       0   $       0   $
       0   $       0   $       0   $         0



Balance Sheet Data:

                September 30, 1996         December 31, 1996
                ------------------     -------------------------
                                       Actual     As Adjusted(3)
                                       ------     --------------

Working capital
 (deficit)          $(1,699,904)    $(1,921,282)    $6,124,000

Total assets            173,333         183,579      6,677,579

Total liabilities     1,867,575       2,099,605        414,605

Stockholders'
 equity (deficit)    (1,694,242)     (1,916,026)     6,783,974


--------------------
(1) Net loss per share is calculated on the basis of the weighted average shares of Common Stock outstanding for each period presented. Stock options and warrants issued within twelve months of the initial public offering filing date (February 27, 1992) have been treated as outstanding for all periods presented.
(2) Reflects the net loss per share after giving effect to the implementation of the two, four-to-one reverse stock splits approved by the stockholders on March 2, 1994 and December 12, 1996.
(3) Gives effect to the initial application of the estimated net proceeds from this Offering. See "Use of Proceeds".









             MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     ThermoEnergy Corporation (the "Company") is the exclusive worldwide (except STORS in Japan) licensee for certain environmental technologies developed by Battelle Memorial Institute ("Battelle"). These technologies are primarily aimed at solving waste water problems for broad-based markets. These technologies include two chemical process technologies known as the Sludge-To-Oil Reactor System (STORS[TM]) and Nitrogen Removal (NitRem[TM]). The third technology, a dual-shell pressure balance vessel, known as the Dual-Shell Reactor[TM] ("DSR"), is the unique reactor equipment in which the STORS and NitRem chemistries are conducted (STORS, NitRem and DSR are referred to collectively as the "Technologies"). The Company's applications of the Technologies eliminate damaging organic and nitrogenous contaminants from municipal and industrial waste streams.

     The Company is a development stage company that has not generated material revenues or any profits, and is involved in marketing and developmental activities directed towards the commercialization of the Technologies. The Company is currently employing the Technologies in three demonstration projects, a NitRem test facility in New York City, a demonstration project to evaluate nitrogen removal at the TRIES project for the Radford Army Ammunition Plant, Radford, Virginia, and a STORS demonstration facility for the San Bernardino Valley Water District.

     Since its formation in 1988, the Company has devoted substantially all of its resources to funding the payments due under license agreements, searching for opportunities to employ its technologies in demonstration facilities and seeking capital necessary to sustain the Company's efforts. After a demonstration unit has been successfully operated and the Technologies have been proven commercially viable, the Company may still require additional investment capital and/or debt financing to continue its operations.

Results of Operations

     Three months ended December 31, 1996 compared to three months ended December 31, 1995

     For the three months ended December 31, 1996, the Company incurred a net loss of $221,784 as compared to $157,528 for the three months ended December 31, 1995.

     General and administrative expenses and travel expenses increased during the period ended December 31, 1996 compared to December 31, 1995 due to the Company's efforts in pursuing equity capital and selected projects. Interest expense also increased between the same two periods due to the $387,835 increase in notes payable to stockholders.

     Year ended September 30, 1996 compared to year ended September 30, 1995 and year ended September 30, 1995 compared to year ended
September 30, 1994

     The net losses for the periods presented resulted primarily from salaries and other administrative expenses, contractual obligations to Battelle Memorial Institute Pacific Northwest Laboratories, travel expenses and professional fees. The decrease in general and administrative expenses during the year ended September 30, 1996 compared to the same period of the prior year was due primarily to the concentration of the Company's efforts in pursuing selected projects and conserving cash. The increase in general and administrative expenses during the year ended September 30, 1995 compared to the same period of the prior year was due primarily to fees for the Company's outside financial advisory firm. General and administrative expenses were reduced in 1995 and 1994 by approximately $20,000 in each year as a result of a cost reimbursement Letter Subcontract with the United States Department of Defense.

     Research and development expenses increased during the year ended September 30, 1995 due primarily to the $75,000 license fee more fully described in Note 7 of Notes to Financial Statements.

     Travel and entertainment expenses decreased during the years ended September 30, 1996 and 1995 compared to the prior year due to the concentration of the Company's efforts in pursuing selected projects and conserving cash. Interest expense for the years ended September 30, 1996 and 1995 was attributable to the Company's notes payable to stockholders, which are more fully described in Note 4 of Notes to Financial Statements.

Liquidity and Capital Resources

     During the year ended September 30, 1996, the Company used $257,166 of cash in operations compared to $506,809 in 1995 and $628,233 in 1994. During 1992, the Company initiated a public offering of 2,000,000 shares of common stock at a price of $1.00 per share. The offering was conducted on a "best efforts" basis, primarily by directors and officers of the Company. Effective January 5, 1994, the offering was terminated. A total of 1,490,050 shares were sold at a price of $1.00 per share and an additional 103,000 shares were issued at $1.00 per share in satisfaction of notes payable and related accrued interest.

     During 1996 and 1995, the Company met its liquidity needs primarily from borrowings from stockholders (see Note 4 of Notes to Financial Statements). During 1994, the Company met its liquidity needs from sales of warrants for common stock to stockholders and from available cash.

     Management plans to meet the Company's liquidity needs during the year ending September 30, 1997 with proceeds from the sale of additional stock through this Offering.

     Management plans to meet long-term liquidity needs primarily from revenues derived from commercial contracts the Company hopes to obtain subsequent to successful demonstrations of its Technologies, such as the Radford NitRem, New York City NitRem and San Bernardino STORS demonstration projects.

     The Company believes that the net proceeds from this Offering will be sufficient to meet its cash, operation and liquidity requirements for a minimum of 18 months after the date of this Prospectus. The Company has allocated $1,000,000 of the net proceeds of this Offering for the funding of proposed collaborative ventures. These costs include, but are not limited to, salaries and benefits of personnel, equipment design and procurement costs, costs of leasing or otherwise obtaining additional operating facilities, analytical and other testing costs, professional fees, insurance, marketing and other administrative expenses. As of the date of this Prospectus, the Company has not determined the amount of net proceeds of the Offering to be applied to any of the proposed collaborative ventures because the Company is currently in negotiations with such proposed venture partners, involving, among other issues, the level of its proposed funding commitment. See "Use of Proceeds" and "Business/Strategic Corporate Alliances".

Recent Pronouncements of the Financial Accounting Standards Board

     The Financial Accounting Standards Board has issued Statements of Financial Accounting Standard Statements No. 121, "Accounting for Long Lived Assets" and No. 123, "Accounting and Disclosure of Stock-Based Compensation." Statement No. 121 is effective for years beginning after December 15, 1995. The effect of adoption of Statement No. 121 will not have a material effect on the Company's financial statements. Statement No. 123 is effective for years beginning after December 15, 1995. Since the adoption of the Company's Stock Option Plan, which was approved by the Board of Directors on January 3, 1997, is subject to stockholder approval, management has not made a determination of the impact of Statement No. 123 on the Company's financial statements.

Net Operating Losses

     The Company has net operating loss carry forwards as of September 30, 1996, of approximately $4,400,000 which expire in the years 2003 through 2011. The amount of net operating loss carried forward that can be used in any one year will be limited by the applicable tax laws which are in effect at the time such carry forward can be utilized. A valuation allowance of approximately $1,685,000 has been established to offset any benefit from the net operating loss carry forward as it cannot be determined when or if the Company will be able to utilize the net operating losses. See
Note 5 of Notes to Financial Statements.

Impact of Inflation

     Although inflation has slowed in recent years, it is still a factor in the economy. Since the Company has no significant revenues, inflation primarily affects the Company's travel costs and cost of outside services. It could also affect the cost of constructing demonstration and full-scale facilities in the future. The Company will consider the impact of inflation in its financing plans.


                            BUSINESS

     The Company was incorporated in Arkansas on January 19, 1988, under the name Innotek Corporation, at the direction of the Board of Directors and majority shareholders of American Fuel and Power Corporation ("AFP"). In 1986, AFP executed an agreement with Battelle concerning development of the STORS and NitRem technologies. However, since AFP's primary business was motor fuel additives and industrial lubricants, AFP sublicensed the technologies to the Company, under an agreement requiring that 70% (approximately 24,700,000 shares) of the Company's initial outstanding common stock be issued and subsequently distributed to AFP shareholders. The Company subsequently entered a license agreement with Battelle Memorial Institute which supersedes the previous agreement between Battelle and AFP. On December 12, 1996 the Company changed its name from Innotek Corporation to ThermoEnergy Corporation. (See Certain Relationships and Related Transactions).

     The Company is the exclusive worldwide (except STORS in Japan) licensee for certain environmental technologies developed by Battelle. These technologies are primarily aimed at solving waste water problems for broad-based markets. These technologies include two chemical process technologies known as the Sludge-To-Oil Reactor System (STORS[TM]) and Nitrogen Removal (NitRem[TM]). The third technology, a dual-shell pressure balance vessel, known as the Dual-Shell Reactor[TM] ("DSR"), is the unique reactor equipment in which the STORS and NitRem chemistries are conducted (collectively, STORS, NitRem and DSR are referred to as the "Technologies"). The Company's applications of the Technologies eliminate damaging organic and nitrogenous contaminants from municipal and industrial waste streams.

     STORS is a thermochemical process that converts raw undigested municipal sewage sludge (biosolids) into a useable fuel oil similar to diesel fuel. Management believes that integrating the Technologies into the design of municipal sewage sludge treatment and processing facilities results in (i) an environmentally responsible treatment of sewage sludge and (ii) cost efficiencies as a result of lower capital and operating costs for these treatment and processing facilities. The introduction of STORS into the municipal waste water processing industry will not only allow municipal operators to meet or exceed regulatory standards, but should also drastically reduce ordinary or conventional capital and operating costs for treatment facilities.

     NitRem is a hydrothermal process, similar in operation to STORS, applied to processing solely aqueous waste streams. When operating in conjunction with STORS, NitRem can process waste water to near drinking water standards, allowing for the recovery and reuse of this valuable resource. In addition, NitRem, operating as a stand alone technology, can convert virtually any hazardous or non-hazardous aqueous waste stream containing nitrogenous compounds (nitrates, nitrites, amines and ammonia) into an environmentally safe and acceptable form. NitRem's compact design is ideal for small mobile processing units, opening up an additional markets. Since the waste is processed and treated on-site, the waste generator is not susceptible to long-term liabilities associated with off-site waste processing or storage (e.g. landfilling).

     Both the STORS and NitRem process chemistries are conducted in the Company's patented reactor-within-a-reactor equipment, the DSR. Management believes that the unique design of the DSR provides STORS and NitRem with an advantage over competing technologies.
See "Competition and Proprietary Information".

     Environmental reform efforts have influenced a series of state and federal legislation establishing strict but realistic, environmental standards designed to protect both water and air quality. The impact of this legislation on waste water discharged by municipal and industrial sources has been significant. Plagued by under- capacity and obsolete facilities, publicly owned waste water treatment facilities ("Publicly Owned Treatment Works" or "POTW's") are in need of significant improvements to meet federal and state discharge requirements from legislation such as the Ocean Dumping Ban Act of 1988, the Land Ban Acts, the amended Clean Air Act and rules promulgated thereunder. This legislation, coupled with improvements in chemical detection instrumentation and expanded reporting requirements, have placed rigorous demands on "conventional" waste water treatment and sludge disposal methods currently utilized by municipalities and industry. In addition, interstate compacts, such as the Long Island Sound Agreement and the Chesapeake Bay Agreement, targeted specific waste streams that cause severe ecological damage, ultimately destroying aquatic life ("eutrophication"). The most significant among these pollutants are "nutrients", i.e., nitrogen and phosphate. Known as nutrient loading, the discharge of these compounds into our rivers, lakes or estuaries is a leading cause of eutrophication. Section 320 of the Clean Water Act lists 16 estuaries of national significance that require priority attention, with provisions for additional estuaries to be added in the near future. The economics involved in meeting these new mandates are forcing POTW operators to seek new, alternative treatment and recycling technologies in order to achieve compliance at an affordable cost.

     Future Technology Surveys, Inc., in a comprehensive market study conducted in 1994, estimated that $4 billion a year for the next twenty years will be needed in capital equipment costs in the United States alone just to bring existing facilities into compliance with current standards. In addition, the $3 billion in annual operating and maintenance cost is growing at three percent (3%) per year, putting the annual operation and management costs at approximately $4 billion by the year 2000. The study also estimated that the percentage of municipal waste water treatment plants owned and operated by private firms will top 15% by 1999.

     The EPA, in its Needs Survey Report to Congress, 1992, estimated the capital required to meet minimum waste water treatment standards in the United States through the year 2012 would be between $31.3 and $37.4 billion.

     A recent market survey of the nation's public works directors conducted by Water World Digest showed that capital expenditures for improvements to water/waste facilities are estimated at $24 billion for 42 of the top 60 U.S. markets through the year 2000. This estimate represents projects already planned and funded over the next five years.

     From a competitive standpoint, the lower capital requirements alone for a STORS/NitRem waste water treatment facility make it an attractive option for municipalities, especially for the top sixty municipal markets such as New York City and San Bernardino. The top 60 municipal waste water treatment markets account for approximately 80% of all the sewage sludge generated annually in the United States. The Company believes these markets are excellent privatization candidates where the Company could build, own and operate the waste water facilities for the municipality over a contracted period (usually 20 years). These contracts, known as "take or pay" agreements, call for the local municipal government to pay the Company on a per dry ton per day through-put basis. These markets produce roughly 8 million dry tons of sludge per year at a current average internal cost rate in excess of $550 per dry ton or an equivalent of $4.4 billion annually.

     The Company's business strategy is to establish joint ventures with larger, more established companies currently operating in the Company's targeted markets. The Company intends to enter into these relationships to (i) effect direct sales of equipment and services to government or industrial users, (ii) sublicense the technologies to industrial users, or (iii) to build, own and operate municipal and/or industrial waste water treatment facilities. The Company is currently negotiating both additional and project-specific, and other, working arrangements with Foster Wheeler Environmental Corporation, Roy F. Weston, Inc., Dan Cowart, Inc., and Mitsui & Co. (U.S.A.), Inc. See "Business - Strategic Corporate Alliances".

     In October 1994, the Company and Sam Houston State University, doing business as the Texas Regional Institute for Environmental Studies ("TRIES"), signed an agreement to undertake a demonstration project to evaluate the nitrogen removal process and NitRem's ability to economically and safely treat trinitrotoluene ("TNT") redwater, TNT contaminated wastewater, and various RCRA waste streams within the Department of Defense industrial base and the Department of Defense Commercial Facilities. The NitRem DSR unit is scheduled to be delivered to the project site, Radford Army Ammunition Plant, Radford, Virginia, in March 1997, to begin testing procedures of the unit. TRIES has the contract with the DoD, Department of Army, and the Company is subcontracted to TRIES for the project. See "Business - NitRem Demonstration - United States Department of the Army Program".

     In July 1996, the Company signed a No Cost Test Agreement ("New York Agreement") with the City of New York, Bureau of Clean Water - Department of Public Works. The purpose of the New York Agreement is to allow the City of New York to evaluate NitRem and its ability to satisfy the City of New York's nitrogen removal requirement imposed by new wastewater discharge federal/state standards. Successful laboratory and pilot plant results from testing actual samples of New York City's centrate discharge led to the design of a large scale NitRem DSR to be used on this demonstration project. The New York Agreement provides that the demonstration test will begin April 1, 1997, and that Foster Wheeler Corporation will build and own the test equipment used in this demonstration project. This will be the first collaborative effort between the Company and Foster Wheeler Corporation to demonstrate STORS. See "Business - NitRem Demonstration - New York City Project".

     In September 1996, the San Bernardino Valley Water District ("SBVWD") was awarded a $3,000,000 federal matching grant for the design, construction and operation of a large-scale STORS wastewater treatment demonstration facility. In addition to the grant, SBVWD is required to provide matching funds for this demonstration project. The capacity for this demonstration facility will have a through put capacity equal to or greater than 75% of the wastewater treatment facilities currently operating within the United States. The Company anticipates that it will be responsible for the design, construction, installation and operation of the SBVWD demonstration facility. See "Business - STORS Demonstration".

     Although the Company believes that it will be able to enter into additional definitive agreements with strategic partners such as Foster Wheeler and Mitsui and be awarded sales and/or service contracts based on the technologies, there can be no assurance that any of these discussions will result in collaborative agreements, demonstration project contracts, or contract awards or that such agreements or contracts will result in revenue for the Company. Once a demonstration project has been successfully completed, there can be no assurance that the Company will be awarded commercial contracts for such a project. Even if such contracts are awarded, neither STORS nor NitRem nor the DSR have ever been utilized on a large-scale commercial basis, and there is no assurance that either STORS, NitRem or the DSR will perform successfully on a large-scale commercial basis or that it will be profitable to the Company. There can also be no assurance that either STORS, NitRem or the DSR will not be superseded by other competing technologies. See "Risk Factors - Commercialization of Technologies beyond Test Stage".

     The Company registered 2,000,000 shares of common stock with the Securities and Exchange Commission on June 24, 1992. The Company subsequently sold 1,490,050 shares of stock, issued 103,000 shares in satisfaction of notes payable with related accrued interest, and terminated the offering effective January 5, 1994.
On October 23, 1996, the Company entered into a nonbinding Letter of Intent with the Underwriters, an NASD member, broker-dealer, with respect to the Offering. The corporate offices of the Company are located at 323 Center Street, Suite 1300, Little Rock, Arkansas, 72201. The Company's telephone number is (501) 376-6647.

GENERAL OPERATIONS

     The Company is engaged in the development of STORS, a thermochemical process for converting sewer sludge to fuel, NitRem, the process of aqueous phase destruction of nitrates, nitrites, ammonia in amines, and the DSR. Although the STORS technology is generally focused at the municipal waste water treatment market, and the NitRem technology is generally focused at the hazardous waste disposal market, the two technologies work together. NitRem is used to eliminate the ammonia stream and biological oxygen demand for the waste water that is discharged by the STORS process.

     The Company has pursued its development and commercialization of the Technologies through direct marketing to potential end-users as well as through strategic relationships with Battelle, the developer of the Technologies, and Foster Wheeler Corporation ("Foster Wheeler"), an international engineering and construction company. The Company has License Agreements with Battelle, and relies on Battelle to perform all research for the Company.

     The License Agreements with Battelle grant ThermoEnergy an exclusive license to make, use and/or sell the Technologies worldwide, except in Japan. ThermoEnergy is required to pay royalties to Battelle based on the volume of waste processed through commercialized technologies and the direct sales of DSR equipment. Pursuant to the terms of the License Agreements, the Company has until January 31, 1998 to commercialize either STORS or NitRem or the DSR. "Commercialization" as defined in the License Agreement is the construction and continuous operation of at least one facility with the capacity of ten dry ton equivalent or 1,000 gallons of liquid per day. If the Company cannot complete a full scale demonstration facility, the License Agreement will terminate unless the Company is able to renegotiate an extension, if necessary. Pursuant to the License Agreements, Battelle continues to reserve rights in the Technologies for research and development purposes. See "Recent Developments".

     The Company does not currently possess the technical, operational or financial resources necessary to construct or operate STORS or NitRem facilities at either a demonstration or commercial facility level. Consequently, the Company's future operations will depend upon its ability to attract adequate capital, so that it may in turn acquire the technical and operational expertise and services required for commercial and/or demonstration facilities of either the STORS or NitRem technologies. No facilities have yet been built, outside Japan, that employ either STORS or NitRem on a commercial basis. (See "Recent Developments".) Until large-scale demonstration facilities have been constructed and operated for a period of time sufficient to produce reliable operating data, it is not possible to accurately estimate capital needs for a STORS or NitRem facility and such capital needs can only be approximated at plus or minus 20% by an engineering firm with experience and expertise in the chemical processing industry. Therefore, the Company believes that in order to prove the commercial feasibility of the STORS and NitRem technologies, a large-scale demonstration facility must be sited, constructed and operated successfully. For this reason, the Company has actively promoted the STORS technology since 1988 and the NitRem technology since 1991 with the dual goal of convincing either a United States governmental agency or private industry to fund a full scale demonstration facility of either one or both technologies. See "STORS Demonstration" and "NitRem Demonstration".

     The Company will employ conventional separation techniques standard in similar industries. The oil fraction will be siphoned off and sent to a holding tank. The water fraction will be returned via a dedicated pipeline to the front-end of the wastewater treatment plant to be processed utilizing standard industry practices. The char by-product will be handled in one of two ways. If the incoming sewage sludge feedstock contains relatively small percentages of toxic materials (e.g. cadmium, mercury, PCB's, etc.) then the char can potentially be used as a stand-alone fuel source (for example in a cement kiln) or mixed with the oil fraction and used as a fuel source for industrial furnaces or incinerators. However, if the percentage of toxic materials in the influent exceeds regulatory limits then the char can be grouted in cement blocks utilizing conventional methods and landfilled. Both methods of char disposal will be tested on the SBVWD demonstration projects scheduled for the fourth quarter 1997.

RECENT DEVELOPMENTS

     The Company plans to continue its commercialization efforts during the next fiscal year for both the STORS and NitRem technologies within their target markets, i.e., municipal waste water treatment and hazardous waste disposal markets respectively. The Company is not required to make capital contributions to the projects listed below and the Company will not receive any revenues or earnings from these test projects. The Company will be reimbursed for administrative and operating costs but will not receive any revenues or earnings from the test projects described below.

     STORS DEMONSTRATION

     To sell a full scale commercial STORS waste water treatment system to a municipality, a demonstration plant must be built at and integrated with a working waste water treatment facility and operated for a long enough period of time to generate engineering data sufficient for the initiation of construction of a full scale commercial system. This requires a "host" city willing to join with ThermoEnergy and Battelle in such a project and participate by contracting to have a STORS system located at one of its waste water treatment facilities. San Bernardino, California has been identified by the Company as a "host" city.

     ThermoEnergy has met with various local, state and federal officials in California in an effort to locate funding for a full-scale STORS demonstration facility. In May of 1996, ThermoEnergy and Battelle representatives met with city officials at San Bernardino Valley Water District ("SBVWD") to discuss siting of a $6,000,000 full-scale STORS demonstration project in the San Bernardino area. The SBVWD agreed to host the project and is aware that matching funds for the federal government grant is required. Subsequently, the United States House and Senate approved, in PL 104-204, September 26, 1996, a $3,000,000.00 federal matching grant to the SBVWD for the design, construction and operation of a large-scale STORS Waste Water Treatment Demonstration Facility. The General Accounting Office has authorized the EPA's San Francisco office, to disburse the funds accordingly and to administer this grant for the SBVWD project. The capacity for the demonstration plant will have a throughput capacity equal to or larger than 75% of currently operating waste water treatment facilities within the United States. The Company met in December of 1996 with officials from the City of San Bernardino and the SBVWD to plan implementation of the project and discuss ThermoEnergy's participation in the design, construction, installation and operation of the demonstration facility.

     NITREM DEMONSTRATION

     To sell a full-scale commercial NitRem system to a municipality, industrial or military client, the Company must first demonstrate the viability of the process at full scale. The
Company has initiated two such demonstration facilities which are scheduled to begin operation in the first quarter of 1997.

     United States Department of the Army Program

     ThermoEnergy and Sam Houston State University, doing business as the Texas Regional Institute for Environmental Studies ("TRIES") signed an agreement in October 1994 allowing ThermoEnergy to demonstrate its NitRem technology to evaluate the nitrogen removal process and its ability to economically and safely treat TNT redwater, DNT contaminated wastewater and various other RCRA waste streams within the Department of Defense ("DoD") industrial base and DoD commercial facilities. ThermoEnergy is the lead subcontractor on this project.

     The first NitRem commercial scale demonstration unit is planned for the Radford Army Ammunition Plant, in Radford, Virginia. The project plans for this $5,000,000 NitRem demonstration project have been completed and been approved by the Army Armament Research Development Command. The Army Command has issued a purchase order for the new unit. Foster Wheeler and Glitsch Process System (a wholly-owned subsidiary of Foster Wheeler) are currently fabricating the NitRem unit. Under the Company's supervision, this demonstration facility will be used to process a number of different hazardous waste streams resulting from the manufacture of explosives, including TNT, DNT, HMX and RDX. The demonstration unit is scheduled to be delivered to Radford in February, 1997, with operations to begin in March, 1997. This NitRem system has been designed as a mobile system in order to process additional waste streams from other Department of Defense sites.

     New York City Project

     The second NitRem commercial scale demonstration project is a team effort between ThermoEnergy, Foster Wheeler and the City of New York to test NitRem's capability to cost-effectively eliminate the concentrated ammonia discharge, or centrate, from eight of New York City's fourteen waste water treatment facilities. The City of New York currently produces over three million gallons of centrate daily, which the City projects will reach five million gallons daily by 2001. This concentrated ammonia waste stream is a leading cause of eutrophication in the Long Island Sound. Laboratory tests conducted on actual samples of New York City centrate in May of 1996 by Battelle successfully resulted in NitRem eliminating the ammonia present in the centrate. The City of New York and the Company signed a No Cost Test Agreement in July 1996 which allows the Company to demonstrate, on site, the services and capabilities of NitRem. The demonstration facility, costing approximately $930,000, will be paid for by Foster Wheeler. The unit will be designed as a mobile unit and is currently being built by Foster Wheeler. The project is scheduled to begin operation on April 1, 1997 and conclude not less than 150 consecutive calendar days, nor more than 200 consecutive calendar days from the start date.

STRATEGIC CORPORATE ALLIANCES

     In September 1994, the Company and Foster Wheeler Corporation executed a non-exclusive Worldwide Marketing Agreement whereby both companies have agreed to jointly market, develop and commercialize the Technologies on a worldwide basis. The companies have agreed to work together to develop marketing strategies, identify potential projects and develop joint proposals. When a potential project is identified, the Company has agreed to provide Foster Wheeler with the necessary process and design information, and Foster Wheeler has agreed to design, procure and construct the required processing facilities based on this information. Each company will absorb their own costs associated with these responsibilities. Under the agreement, each party is subject to confidentiality obligations. The initial term of the agreement is ten years and the agreement will be automatically extended in three-year periods thereafter. The Company and Foster Wheeler are working on a marketing strategy for private sector business, initially targeting the pharmaceutical, pulp and paper and petrochemical industries in the U.S. and Europe. In addition, the Company and Foster Wheeler have begun a joint marketing effort within the Department of Navy Surface Systems Command.

     In March 1996, the Company entered into a Marketing Agreement with the Atlanta based Dan Cowart, Inc. ("DCI") to market, develop and commercialize the Technologies in Georgia and Florida. DCI is a multi-discipline construction and development firm for large scale real estate projects. Under the agreement, the Company has granted DCI the exclusive right to exploit any and all applications of the Technologies for municipal, local governmental and real estate development markets in Georgia and Florida, and the nonexclusive right to exploit any and all applications of NitRem for industrial markets in Georgia and Florida. The Company will provide technical and administrative support to assist DCI in its efforts. From its relationship with DCI, the Company will derive revenue from the sale of a STORS DSR or NitRem DSR unit to an end-user, and from fees associated with the operation of a specific project. The agreement also contemplates the formation of a joint venture between the companies to construct and operate future projects. DCI is to be paid a one time success fee of 62,500 warrants convertible into 62,500 shares of ThermoEnergy Series B Common Stock, exercisable within ten years from the date of granting the warrants at a price of $2.00 per share, within 90 days upon the signing of an agreement with a target customer to purchase or utilize any of one of the Technologies. The agreement is for a term of ten years. During the first twelve months, all conditions of exclusivity under the agreement are for the exclusive benefit of DCI. If the Company does not cancel DCI's exclusivity before the end of the first twelve months, it shall be automatically renewed for a second twelve months. However, after the first two years of the agreement, if no contracts are signed, the exclusive condition of the joint venture can be terminated by either party upon one month's written notice and, thereafter, DCI's rights to the Technologies in Georgia and Florida would become nonexclusive. The Company in conjunction with Battelle, is developing a comprehensive audio-visual presentation to be used by DCI in its marketing efforts. In addition, DCI has engaged the services of a regional engineering firm to work directly with the Company and Battelle to work on scheduling meetings with municipal and state waste water authorities in Georgia and Florida.

     In April 1996, the Company entered into a Memorandum of Understanding with Roy F. Weston, Inc. ("Weston") of West Chester, Pennsylvania. Weston is an engineering firm which participates in the development of large scale civil engineering projects. The purpose of the memorandum is to provide a framework by which both companies will jointly pursue business opportunities for the application of the Technologies. Pursuant to the memorandum, both companies will work together to develop projects. Weston has agreed to provide engineering, construction management, installation, operations and maintenance services in connection with such projects, while the Company agreed to provide the Technologies at a reasonable fee no greater than the Company's most favored licensees. The memorandum incorporates by reference a Proprietary Information Agreement dated August 22, 1995, previously signed by the parties pursuant to which each company has agreed to maintain in confidence all proprietary information furnished by the other. The memorandum may be terminated by either company upon the provision of written notice.

     In October 1996, the Company entered into a Memorandum of Understanding ("MOU") with Foster Wheeler and Mitsui & Co. (U.S.A.), Inc. ("Mitsui") to pursue various water and waste water projects in Brazil, Mexico and Peru. Mitsui is a multi-diversified, international company with diplomatic relationships with various foreign governments. The purpose of the MOU is to set forth the likely roles of the companies in connection with any business involving the Technologies. As contemplated by the MOU, ThermoEnergy Corporation would provide the rights to use the Technologies for projects jointly developed in Brazil, Mexico and Peru, Foster Wheeler would design, construct and, possibly, operate the Technologies at the identified projects, and Mitsui would gather information regarding opportunities, identify projects, and, possibly, seek to arrange financing for various projects. The participants have held several meetings pursuant to the MOU and the next step is joint presentation to the government officials of Brazil and Mexico to discuss these projects.

PLAN OF OPERATIONS

     The Company plans to use the net proceeds from the Offering to satisfy the cash requirements for its operations for the next eighteen months. Additional funds may be necessary in the event the Company takes on other projects or makes an acquisition of another company to facilitate the Company's commercial demonstration of its technologies.

     Over the next twelve months, the Company expects to add the following personnel: (i) two executives to senior management; (ii) seven engineering, technical and sales positions; and (iii) three clerical positions.

     The overall goal of the Company is to successfully complete a demonstration project for STORS and/or NitRem through all of the projects and strategic corporate alliances discussed herein. Management plans to utilize these demonstration facilities to expand the visibility of the Company in the municipal, industrial, Department of Defense and Department of Energy markets. A successful demonstration project is the single most important business factor in the implementation of the Company's plan of operations.

COMPETITION AND PROPRIETARY INFORMATION

     In seeking to introduce STORS as an alternative sewage sludge disposal technology to incineration, land filling, composting or land application, the Company will compete with major waste disposal companies, environmental technology companies and foreign waste disposal interests. Land filling, the most common disposal practice in the United States, while permissible, has been affected by enactment of EPA Regulations on land disposal restrictions promulgated under of the Solid Waste Disposal Act and the Resource Conservation and Recovery Act of 1976, as amended (40CFR268). Composting is the process whereby sewage sludge is cured over a lengthy period and mixed with wood chips or a similar substance for use as a fertilizer. This process requires vast amounts of space. Land application is the process of spraying wet sludge over an area after the sludge has been processed by a waste water plant. This process is not a disposal method that will gain wide use or acceptance. Incineration is the second most common disposal practice in the United States and is, on average, the most expensive disposal practice in the United States because of its initial capital requirements and operating expense. The future of sludge incineration in the United States has been adversely affected by the Clean Air Act. The conventional disposal manufacturers and operators with whom the Company must compete have in many cases long-established ties to the sewage sludge disposal industry and have proven disposal methodologies. Many such companies also have research and development budgets, marketing staffs and financial and other resources which far surpass the resources of the Company. There can be no assurance that such competitors will not attempt to develop and introduce similar disposal technologies. None of the Company's identified competitors have, to the Company's knowledge, achieved significant commercial acceptance with similar technologies.

     Management believes it can offer competitive alternatives to POTWs using STORS. The STORS thermochemical process is conducted in a closed reactor (DSR) thereby alleviating the necessity of transporting the sludge and exposing the sludge to the ambient air.

     In addition to the actual disposal technologies, there are other competitive factors to be considered by POTWs in savings comparing sludge disposal processes, such as present and future compliance probability, maturity of process technology, political and public acceptance, capital cost, required space and expected lifetime. Management believes POTWs' major considerations in selecting disposal technologies is not just of the operating cost of the process itself, but the total operating costs of the entire waste water treatment processing facility. As a result, the Company believes its processes are unique among sludge treatment technologies because the Technologies eliminate the need for biological sludge treatment, both digestion and nitrification/denitrification, allowing facilities to be designed and built meeting standards regulator at a dramatically lower cost.

     In addition, management believes by using smaller size STORS and NitRem plants POTWs will be able to handle the same flow capacity with lower capital and operating costs.

     Management believes the STORS/NitRem combination facility goes further than other technologies to solving the total waste problems faced by a waste water facility. For example, the Company believes that STORS and NitRem offer POTWs a more cost-effective basis for tertiary water treatment, allowing the recovery and reuse of water processed through the waste water treatment plant with a minimal amount of processing. STORS removes nitrogen, heavy metals, phosphorus, many toxic compounds and produces a high energy fuel. Industrial wastewater often poses the same issues as does municipal wastewater. In addition, there is a large volume of toxic slurries and solutions which pose an even greater problem for their generators than exists for municipalities. A review of the regulatory and technical situation for industrial discharges was presented in the industry journal "Chemical Engineering" in June of 1992: Part 1 - New Environmental Regulations Pose Challenges for Industry, and Part 2 - A Guide to Industrial Pretreatment. The review demonstrates the diversity of wastewater issues faced by industrial facilities, and it is clear that the best solution will vary by industry and even by facility. However, management believes that there are many situations where either a robust technology, insensitive to pollutant concentrations and solids content, or a high destruction efficiency will be required. These situations will often become sales opportunities for the Company.

     Although the Company has an exclusive License Agreement with Battelle for the STORS technology, STORS is not a patentable technology. The Japanese company which originally sponsored the Battelle STORS research has continued its own research in STORS technology for the Japanese market.

     The Company has the rights to two process patents for the NitRem process, one patent for a combined STORS/NitRem process, one patent for the Dual-Shell Reactor System, and one patent for a pumping system to feed sludge into the STORS reactor.

     In addition, companies already engaged in the sewage sludge disposal business, some of which have significantly greater financial capability than the Company, could independently develop similar technological processes and reactors and reach viable commercialization prior to the Company doing so. Certain of the Company's potential competitors have contacted the Company or have been contacted by the Company and have expressed interest in acting as operators of STORS and NitRem facilities which the Company hopes to install.

     The Company anticipates that its primary markets fall into two basic categories: remediation, or environmental clean-up of prior contamination, and waste minimization, or pollution prevention. Both market segments will include the disposal of a wide variety of waste streams, many of which contain toxic and/or hazardous constituents. These two primary markets will consist of three categories: municipal, federal agencies, and industry. The municipal markets will involve the STORS and NitRem technologies for the process and treatment of municipal waste water. Work for federal agencies will almost exclusively utilize the NitRem technology to process a wide variety of waste streams for the Departments of Defense (DoD) and Energy (DoE). DoD and DoE work will involve both remedial and waste minimization efforts. The Company has conducted several tests on DoD wastes utilizing the NitRem pilot plant located at Battelle Pacific Northwest Laboratory, in Richland, Washington. As a result of these tests, Company management is currently collaborating with Foster Wheeler to pursue contracts with DoD to dispose of (i) munition residuals resulting from the manufacture of explosives, (ii) rocket propellants, torpedo propellants, chemical/biological weapons, and excess toxic and hazardous ship wastes. Projects where the Company's NitRem technology could benefit DoE are remedial in nature, e.g. the clean-up of aqueous radionuclides resulting from the production of radioactive materials for nuclear weapons over the past sixty years. Management has identified sites where it believes that NitRem could prove useful, include Hanford, Washington, Savannah River site, South Carolina, and Mound, Ohio.

PRIVATIZATION

     A key part of the Company's long-term strategy is to capitalize on the trend toward privatization of municipal services traditionally provided by city government. A trend that began in Europe over thirty years ago spread to the United States in the mid-1970's, when cities began to contract out such services as garbage collection, snow clearing, parking meter patrol, etc. This trend has continued to grow over the years and today the operation of many municipal services are being transferred to the private sector, including waste water processing and treatment. Historically, tax-exempt governmental purpose bond financings and state and federal matching grant programs, that funded these infrastructure projects, were unavailable to private entities, which was perceived to be a key factor limiting the growth of municipal privatization. However, with the proliferation of alternative funding sources, such as equity participation, private activity tax-exempt bonds and taxable bonds, the trend toward privatization is projected to increase over the next twenty years. Future Technology Surveys, Inc., a municipal consulting firm, predicts that 15% of the 15,000 publicly owned municipal waste water treatment plants will be operated under some form of public/private partnership by the end of 1996, with continued growth trend over the next twenty years.

     The Company intends to form one or more joint venture arrangements to pursue the growing number of privatization opportunities in the municipal water/waste water industry. The Company has already joined with Foster Wheeler and Dan Cowart, Inc. in responding to a preproposal solicitation by the City of Atlanta for privatization concepts and technologies. In addition, the Company has signed a memorandum of understanding with Foster Wheeler and Mitsui & Co. (U.S.A.), Inc. to pursue targeted water/waste water privatization projects in Mexico and Brazil. The Company intends to work with both Mitsui and Foster Wheeler to pursue other similar projects, as well as look for other strategic partners to pursue privatization projects worldwide.

     In March of 1995, the U.S. House of Representatives, Government Oversight and Operations Committee sponsored a new bill, H.R. 1907, which will remove many statutory roadblocks for cities and municipalities who wish to privatize traditional municipal services such as waste water treatment. H.R. 1907 removes major restrictions for the transfer of heretofore municipal assets to private sector companies. The existence of H.R. 1907 is reflective of the trend toward privatization of municipal services in the United States and meshes with the Company's long-term business strategy.

RESEARCH AND DEVELOPMENT

     Research and development activities with respect to STORS and NitRem are ongoing and are generally conducted by Battelle. The Company conducted no research and development activities for the Company for the three months ended December 31, 1996. Research and development expenditures for the Company were $0, $123,000, and $48,500 for the years ended September 30, 1996, 1995, and 1994, respectively.

ENVIRONMENTAL MATTERS

     Congress recently passed the Clean Drinking Water Act, in addition to H.R. 1907, which requires municipal authorities to publish, on a regular basis, the contents and quality of the municipalities drinking water. The Company believes this Act will bring to the attention of the public sector the amount of certain undesirable elements existing in the drinking water provided by the municipal water works, including ammonia and nitrogen. Such attention could result in public pressure on municipal officials to provide drinking water free of contaminants.

Employees

     As of December 31, 1996, the Company had 2 full-time employees. The Company believes that it has been successful in attracting experienced and capable process development, operations and management personnel. All of the Company's employees have entered into agreements with the Company requiring them not to disclose the Company's proprietary information, assigning to the Company all rights to inventions made during their employment, and prohibiting them from competing with the Company. The Company's employees are not represented by any labor union. The Company believes that relations with its employees are satisfactory.

Properties

     The Company leases approximately 1200 square feet of space in Little Rock, Arkansas from an unaffiliated third party under a month to month lease, which the Company uses as its principal executive offices. In the event such lease is not extended or renewed, the Company believes that it would be able to find comparable facilities in the same geographic area at lease rates comparable to those it currently pays.

Legal Proceedings

     There are no pending material legal proceedings to which the Company or its properties is subject.


                           MANAGEMENT

Executive Officers, Key Employees and Directors

     The names and ages of the executive officers, key employees and directors of the Company, and their positions with the Company, are as follows:

      NAME              AGE(1)          POSITION
      ----              ------          --------

Dennis C. Cossey          50      Chairman of the Board,
                                  Chief Executive Officer,
                                  Secretary and Director

Primo L. Montesi          62      President and Director

Alexander G. Fassbender   42      Executive Vice President/
                                  Engineering and Technology(2)

Gary P. Barket            50      Senior Vice President and
                                  General Counsel(2)

Gerald J. Franz           54      Director

Thomas Randall Kemp       43      Director

Louis J. Ortmann, DDS     60      Director

J. Donald Phillips        63      Director

-----------------------
(1)  As of September 30, 1996.
(2)  Positions will be assumed upon completion of the Offering.

     Dennis Cossey has served as Chief Executive Officer and
Director of the Company since 1988 and Chairman of the Board since
1990.

     Primo L. Montesi has served as President, Chief Operating
Officer and Director of the Company since 1988.

     Alexander G. Fassbender will serve as Executive Vice President/Engineering and Technologies. Prior to joining the Company, Mr. Fassbender was Manager of Technology Commercialization at Battelle Pacific Northwest Laboratories. He has held various positions with Battelle since 1976. Mr. Fassbender received his B.S. (Chemical Engineering) in 1976 from the University of California, Berkely, his MBA in 1980 and his M.S. (Chemical Engineering) in 1988.

     Gary P. Barket will serve as Senior Vice President and General Counsel to the Company. Mr. Barket received his J.D. degree from the University of Arkansas in 1971 and has been both a partner with the Davidson Law Firm, Ltd. in Little Rock, Arkansas, and outside counsel to the Company since 1990. Mr. Barket also serves on the Board of Directors of the Little Rock Port Authority.

     Gerald J. Franz is the President of McKeown & Franz, Inc. ("MFI"), a New York City based environmental consulting firm. Mr. Franz holds a Masters Degree in Ecology from the University of Connecticut and a Masters Degree in Environmental Health from University of New York. He is currently a member of the Board of Directors of Management Technologies, Inc. Mr. Franz has served as a Director of the Company since March 1994.

     Thomas Randall Kemp is a certified public accountant and has been in private practice since 1976. Mr. Kemp holds both securities and real estate licenses. He is an Honorary Member of Beta Alpha Psi and member in good standing of the American Institute of CPAs, Arkansas Society of CPAs and past president of Central Arkansas Chapter of the National Association of Accountants. Mr. Kemp has served as a Director of the Company since 1992.

     Louis J. Ortmann, DDS, currently is a Director of Louis J.
Ortmann Dental Clinic, Inc. Dr. Ortmann has been practicing dentistry for 25 years. Dr. Ortmann has served as a Director of the Company since September 1991.

     J. Donald Phillips is an insurance executive in Little Rock, Arkansas, and currently National Sales Manager for Citizen's
Fidelity Insurance Corporation, an Arkansas-based insurance company. Mr. Phillips has served as Director of the Company since November 1990.

Election of Board of Directors

     The Board of Directors of the Company consists of six Directors. Up to seven people may serve on the Board of Directors. Directors are elected at the Company's Annual Meeting of Shareholders. Six Directors serve staggered three year terms, with two Directors elected each year, and one Director serves a five year term. Gerald J. Franz was elected on March 2, 1994 and will serv a three year term until March 1997 or until his successor is duly elected. Louis J. Ortmann and J. Donald Phillips were elected on May 3, 1995 and will serve three year terms until May 1998 or until their successors are duly elected. Primo L. Montesi and Thomas Randall Kemp were elected May 1, 1996 and will serve three year terms until May 1999 or until their successors are duly elected. Dennis Cossey was elected to a five year term on May 1, 1996 and will serve until May 2001 or until his successor is duly elected. Prior to December 28, 1996, the Company had seven directors. Rodman Grimm, President of Centerpoint Power Corporation, resigned as a director of the Company on December 28, 1996 for personal and professional reasons. The Company has not filled this vacancy.

     The Company has agreed for a period of five years after the date of this Prospectus, if requested by the Representative, to use its best efforts to nominate for election to the Company's Board of Directors one person designated by the Representative. In addition, the Representative may designate a person to receive all notices of meetings of the Company's Board of Directors and all other correspondence and communications sent by the Company to its Board of Directors and to attend all such meetings of the Company's Board of Directors. The Company has agreed to reimburse designees of the Representative for their out-of-pocket expenses incurred in connection with their attendance of meetings of the Company's Board of Directors. No person has yet been designated by the Representative to be nominated for election to the Company's Board of Directors. See "Underwriting."

     The Board of Directors has established three standing committees. Thomas Randall Kemp and P.L. Montesi serve on the Executive Compensation Committee, the chairman of which is Randall Kemp. The function of the Executive Compensation Committee includes reviewing the Company's executive salary structure and approving salary and bonus awards to certain key employees. The Compensation Committee will review and administer the 1997 Stock Option Plan when funded and any Incentive Stock Option plans, if any, when proposed and adopted. Donald Phillips, Louis Ortmann and Gerald Franz serve on the Audit Committee. Donald Phillips is chairman of the Audit Committee. The Audit Committee reviews the scope and results of the audit by the Company's independent auditors, makes recommendations to the Board as to the selection of independent auditors, and has approval authority with respect to services provided by the independent auditors. In addition, it reviews systems of internal control, reviews accounting policies and procedures, and directs and supervises investigation into matters within the scope of its duties. Dennis Cossey, Randall Kemp, Donald Phillips and P.L. Montesi serve on the Executive Committee, the chairman of which is Dennis Cossey. The Executive Committee meets on a monthly basis or as deemed necessary to oversee the operations of the Company.

Directors' Compensation

     Except for the options granted in 1991 to J. Donald Phillips to purchase 100,000 shares of Common Stock, Directors do not receive any compensation for their service on the Board.

Executive Compensation

     The following table sets forth the cash and non-cash compensation paid by the Company for the years ended September 30, 1996, 1995 and 1994 to the Chief Executive Officer and to the four most highly compensated executive officers of the Company. Except as set forth below, no executive officer of the Company had a salary and bonus during the years indicated that exceeded $100,000 for services rendered in all capacities to the Company.


                   SUMMARY COMPENSATION TABLE

                                    Annual Compensation
    Name and                   ------------------------------
Principal Position             Year       Salary        Bonus
-------------------------------------------------------------

Dennis Cossey
Chief Executive Officer        1996     $110,777(1)       --
and Secretary                  1995     $ 95,120(1)       --
                               1994     $ 85,140

Primo L. Montesi, President    1996     $110,777(1)       --
                               1995     $ 95,120(1)       --
                               1994     $ 85,140


     (1) At September 30, 1995, of the $95,120 reported as salaries to officers, $79,860 was accrued and not paid. All of the reported amount at September 30, 1996 was accrued and not paid.

Employment Agreements

     Upon completion of this Offering, Company will enter into a five-year employment agreement with Dennis Cossey under which he shall devote substantially all of his business and professional time to the Company and its business development. Under such agreement, Mr. Cossey shall receive an annual salary of $145,000 per annum.

     Upon completion of this Offering, the Company will enter into a five-year employment agreement with P.L. Montesi under which he shall devote substantially all of his business and professional time to the Company and its business development. Under such agreement, Mr. Montesi shall receive an annual salary of $145,000 per annum.

     Prior to completion of this Offering, Messrs. Cossey and Montesi entered into employment agreements with the Company providing a base salary of $72,000 with 10 percent annual increases (which have been effective as of January 1 of each year precedent, until the salary of each individual reaches $175,000). Messrs. Cossey and Montesi also were subject to discretionary incentive compensation of up to 50 percent of the base salary of each individual determined by the Compensation Committee. Deferred compensation aggregating $16,678, $16,000 and $11,677 was accrued during the years ended September 30, 1996, 1995 and 1994, respectively, pursuant to the interest provisions of the compensation agreements.

     Upon completion of this Offering, the Company will enter into a five-year employment agreement with Alex Fassbender under which he shall devote substantially all of his business and professional time to the Company and its business development. Under such agreement, Mr. Fassbender shall receive an annual salary of $130,000 per annum. Mr. Fassbender's duties and employment with Battelle will terminate as of the date of this Prospectus.

     Upon completion of this Offering, the Company will enter into a five-year employment agreement with Gary Barket under which he shall devote substantially all of his business and professional time to the Company and its business development. Under such agreement, Mr. Barket shall receive an annual salary of $120,000 per annum. Mr. Barket's duties and employment as a partner of the Davidson Law Firm will terminate as of the date of this Prospectus.

     Each of the employment agreements with Messrs. Barket and Fassbender require the full-time services of such employees, subject to permitted service with professional-related service organizations and other outside activities that do not materially interfere with the individuals' duties to the Company. The agreements also contain covenants (a) restricting the employee from engaging in any activities competitive with the business of the Company during the term of such employment agreements, (b) prohibiting the employee from disclosure of confidential information regarding the Company, and (c) confirming that all intellectual property developed by the employee and relating to the business of the Company constitutes the sole property of the Company. In addition, each of Messrs. Cossey and Montesi has entered into a similar non-competition, non-disclosure and intellectual property agreement with the Company.

     The Company is the sole beneficiary of a $500,000 and a $200,000 key man life insurance policy on the lives of Messrs. Cossey and Montesi, respectively, and plans to apply for a $500,000 key man life insurance policy on the life of Mr. Fassbender and a $250,000 policy on the life of Mr. Barket upon engagement of their employment.

Limitation of Directors' and Officers' Liability and
Indemnification

     The Company has included in its Amended and Restated By-laws provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty (provided that such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 4-27-801 et seq of the Arkansas Business Corporation Act of 1987 (the "Arkansas Law"), or for any transaction from which the director and/or officer derived an improper personal benefit), and (ii) indemnify its directors and officers to the fullest extent permitted by the Arkansas Law, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as its directors and officers.

Stock Options

     On January 3, 1997, the Board of Directors approved the Company's 1997 Stock Option Plan, subject to the approval by holders of a majority of the Common Shares present in person or by proxy and entitled to vote at the next Annual Meeting of Shareholders (scheduled May 7, 1997). The Plan provides that Officers and/or key employees and non-employee Directors of the Company may receive incentive Stock Options and Non-Qualified Stock Options to purchase up to an aggregate of 750,000 shares of Company Series B Common Stock. The Board of Directors awarded, effective upon completion of this Offering, stock options under the Plan to certain key executive officers the right to purchase an aggregate of 505,000 shares of Series B Common Stock, all of which provide for an exercise price at the initial offering price per share. Stock Options for 150,000 shares of Series B Common Stock were granted to each Messrs. Cossey and Montesi, respectively, and are exercisable at the rate of 33-1/3% of the number of options granted in each of calendar years 1998 through 2000, inclusive, and unless unexercised, expire ten (10) years from the date of the grant, subject to prior termination in accordance with any applicable stock agreements. Stock options for 100,000 shares of Series B Common Stock were granted contingent upon completion of this Offering to each Messrs. Fassbender and Barket, respectively, whose employment will be effective upon completion of this Offering are exercisable at the rate of 20% of the number of options granted in each calendar year 1998 through 2002, inclusive, and unless unexercised, expire ten (10) years from date of grant, subject to prior termination in accordance with any applicable stock agreements. In addition, the Plan provides for non-qualified options of 1,000 shares of Series B Common Stock to be awarded, automatically, without further action by the Board or the Stock Option Committee on the third business day following the day of each annual meeting of the stockholders of the Corporation for each person who is then a member of the Board of Directors and who is not an employee of the Corporation or any of its subsidiaries.
Each 1,000 share option granted to a non-employee Director will become exercisable beginning one (1) year from the date of the annual meeting of shareholders on which the date of the options were granted. If a non-employee Director is elected by the Board of Directors to begin serving as Director on a date not coincident with the annual meeting date, the Director will be granted the initial 1,000 share option as of the date of the first meeting at which he or she serves as Director; however, his or her options will become first exercisable beginning one (1) year from the date of the annual meeting at which he or she is first elected by the stockholders and he or she will not receive an additional grant of options upon his first election to the Board.

     With respect to the qualified or "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Plan provides that the exercise price of each option must be at least equal to 100% of the fair market value of the common stock as of the date such option is granted and requires that all such options have an expiration date not later than the date which is one (1) day before the tenth anniversary of the date of the grant of such options. However, with certain limited exceptions and in event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate.

     The following table lists information on stock options granted to each of the Company's Executive Officers and Directors and to all Executive Officers and Directors as a group. All of such stock options were granted on January 3, 1997 effective upon completion of the Offering, subject to approval by the holders of a majority of the common shares present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders on May 7, 1997. In the event that such approval is not obtained, the Plan and all options granted under the Plan shall be null and void and of no force and effect. As of the date of this Prospectus, none of such options have been exercises.

                      Number of
                       Shares                Percentage of
                      Underlying   Type of   Total Options   Exercise
 Name of Officer       Options     Option       Granted        Price
  and Director         Granted     Granted     Under Plan    per Share
 ---------------      ----------   -------   -------------   ---------

Dennis C. Cossey       150,000    Qualified      29.7%          (1)

P.L. Montesi           150,000    Qualified      29.7%          (1)

Alexander Fassbender   100,000    Qualified      19.8%          (1)

Gary P. Barket         100,000    Qualified      19.8%          (1)

Four Non-Employee
 Directors               5,000    Non-Qualified     1%          (1)

All Executive
 Officers and
 Directors as a
 Group (which would
 be 9 persons          505,000                    100%          (1)


(1) Exercise price per share equals price of Common Stock in Offering.

Executive Bonus Plan

     On January 3, 1997, the Company's Board of Directors established a five-year Executive Bonus Plan (the "Bonus Plan") to reward executive officers and other key employees based upon the Company achieving certain performance levels. Under the Bonus Plan, commencing with the Company's 1997 fiscal year and for each of the four fiscal years thereafter, the Company will have discretion to award bonuses in an aggregate amount in each fiscal year equal to 1% of the Company's net sales revenues for each fiscal year, provided and on condition that the Company achieves a net profit before taxes of not less than 5% of net sales in each year, and provided that the aggregate bonuses in each year (out of the maximum amount of 1% of annual net sales) shall not be in excess of the proportion by which the Company's net profit before taxes is greater than 5% of net sales but less than 15% of net sales. The Compensation Committee of the Board of Directors of the Company will determine the allocable amounts or percentages of the bonus pool which may be paid annually to participants; provided, that for fiscal 1997, the following persons shall (subject to their continued full-time employment with the Company) be entitled to receive the following percentages of the bonus payments, if any, payable in respect of fiscal 1997:

    Name of Participant      Percentage of Available Bonus Pool
    -------------------      ----------------------------------

     Dennis C. Cossey                      20%
     P.L. Montesi                          20%
     Alexander Fassbender                  15%
     Gary P. Barket                        15%
     Other Employees                       30%

     Bonuses under the Bonus Plan are not exclusive of other bonuses that may be awarded by the Board of Directors of the Compensation Committee from time to time.

                     PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the date of this Prospectus with respect to (i) the beneficial ownership of the Common Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of Common stock of the Company, each director, each executive officer and all executive officers and directors of the Company as a group, and
(ii) the number of shares of Common Stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                               Percentage of
                              Number of      Shares Outstanding
                               Shares       --------------------
 Name and Address            Beneficially    Before      After
of Beneficial Owner          Owned(1)(2)    Offering    Offering
-------------------          -----------    --------    --------

P.L. Montesi
22 Greenway Drive
Little Rock, AR 72212         317,103(3)      8.25        6.53

Dennis Cossey
11706 Pleasant Ridge Drive
Little Rock, AR 72212         309,040(4)      8.20        6.36

J. Donald Phillips
218 Belmont
No. Little Rock, AR 72216       6,250          *           *

Louis J. Ortmann
3832 Victoria Road
Festus, MO 63028               21,437(5)       *           *

Gerald J. Franz
232 Center Street
Little Rock, AR 72201           9,375(6)       *           *

Thomas Randall Kemp
232 Center Street
Little Rock, AR 72201              63          *           *

All Officers and Directors
 as a Group (6 Persons)       663,268        20.98       13.51

Centerpoint Power
 Corporation of VA
8228 Smithfield Road
Springfield, VA 22152         701,875(7)     18.19       12.74

Frank T. Rayner
P.O. Box 16532
Panama City, FL 32406         233,302(8)      7.23        4.85

Robert Trump
167 E. 61st Street
New York, NY 10021            492,413(9)     13.79        9.31


-----------------------
*  Less than 1%

     (1) The number of shares of Series B Common Stock referred to below reflects the number of shares beneficially owned after the 1994 Reverse Split and the 1996 Reverse Split were effected by the Company. See "Description of Securities -- Common Stock."

     (2) Computed based on the number of shares of Common Stock outstanding as of ___________. Except as indicated in the footnotes set forth below, the persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. All information assumes no exercise of the overallotment option. See "Underwriting". The numbers shown include shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within sixty (60) days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

     (3) Does not include 2,188 shares of Common Stock owned by Mr. Montesi's wife distributed to her on February 9, 1993, pursuant to her status as a shareholder of common stock of American Fuel and Power Company ("AFP") in like amount. Pursuant to shareholder action of the Company May 21, 1988, the Company agreed to issue to AFP stockholders one share of the Company's common stock for each share of AFP common stock outstanding as of April 15, 1988. Mr. Montesi's wife was one of such shareholders of AFP entitling her to stock of the Company. Mr. Montesi disclaims beneficial ownership of the shares of Common Stock owned by his wife. Includes 1,875 Warrants purchased February 20, 1996 for $150 exercisable at $2.40 per share for restricted stock within forty-eight months from date of purchase and assumes the exercise of all Warrants. Includes 6,500 shares of Series B Common Stock received upon repayment of December 1996 loan to the Company. See "Certain Relationships and Related Transactions". Also includes 50,000 shares vesting, subject to stockholder approval, under the Company's 1997 Stock Option Plan.

     (4) Includes 1,875 Warrants purchased February 20, 1996 for $150 exercisable at $2.40 per share for restricted stock within forty-eight months from date of purchase and assumes the exercise of all Warrants. Also includes 50,000 shares vesting, subject to stockholder approval, under the Company's 1997 Stock Option Plan.

     (5) Includes 1,250 shares of Series B Common Stock Dr. Ortmann beneficially owns through Dr. Louis J. Ortmann Dental Clinic, Inc., Profit Sharing Plan. Does not include 26,563 shares of common stock owned by Dr. Ortmann's wife or 4,244 Warrants purchased September 17, 1996 for $339.40 exercisable at $2.40 per share for restricted Common Stock within forty-eight months from date of purchase. Dr. Ortmann disclaims beneficial ownership of the shares of Common Stock owned by his wife.

     (6)  Represents shares owned by McKeown & Franz, Inc.

     (7) Assumes the exercise of warrants by Centerpoint for 701,875 shares of Series B Common Stock.

     (8) Includes 5,000 shares of Series B Common Stock received upon repayment of December 1996 loan to the Company.

     (9) Includes 395,937 warrants purchased at par value exercisable at $13.60 per share within ten years of (62,500 December 22, 1992; 125,000 April 1, 1993; 208,344
          July 15, 1993) and assumes the exercise of warrants by Mr. Trump, 58,825 of which were exercised in August 1994. Includes an additional 62,500 warrants purchased October 14, 1994 for $.02 exercisable at $2.40 per share for restricted stock within 48 months and assumes the exercise of all warrants by Mr. Trump. Includes an additional 25,000 shares of restricted common stock purchased May 10, 1995 at $0.50 per share and an additional 25,000 warrants purchased May 10, 1995 at par value exercisable at $2.40 per share for restricted stock which were exercised in June, 1995. Includes an additional 6,250, 5,000 and 12,500 Warrants purchased March 20, 1996, May 17, 1996 and August 28, 1996, respectively, for $500, $400, and $1,000 exercisable at $2.40 per share for restricted stock within forty-eight months from date of each purchase and assumes the exercise of all warrants.

Escrow Agreement

     All the directors and officers of the Company, and a 5% or more shareholder who were considered a promoter of the Company, on the effective date of the initial public offering that was subsequently terminated January 5, 1994, placed their shares in an escrow account with Worthen Trust Company. According to the terms of the Escrow Agreement, these shareholders could not sell their respective shares of Common Stock for a minimum period of twenty-four months commencing on the effective date of the public offering. That term was completed June 24, 1994. Additionally, the shares are being held in escrow for a maximum period of five years from the effective date or until the Company has met certain financial requirements as provided for in the Escrow Agreement. Shareholders owning shares of common stock held under the Escrow Agreement continue to have all voting rights to which the shares are entitled.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Organization and Capitalization of the Company

     During and subsequent to fiscal year 1993 the Company distributed 22,659,773 shares of the Company's common stock to individual shareholders of AFP in satisfaction of the Company's obligation pursuant to a Sublicense Agreement between the Company and AFP effective March 30, 1988. As of the date of this Prospectus, 2,040,227 shares remain in a voting trust for the benefit of additional AFP shareholders. The Company acquired the right to some shares of such stock from several former AFP shareholders, and 1,341,250 shares of stock were issued to the Company from the voting trust.

     The Company issued Common Stock Warrants at price equal to par value to Robert Trump of New York for 62,500 shares as of December 23, 1992, 125,000 shares as of April 1, 1993 and 208,344 shares as of July 15, 1993. The related Warrant Agreements provide for an exercise period of ten years from the date of issuance at a price of $8.00 per share. The exercise price is subject to an adjustment in the event that the Company issues shares of Common Stock at a price per share which is less than the Warrant price or the current market value of such shares. On October 14, 1994, the Company sold 62,500 Restricted Common Stock Warrants to Mr. Trump at a price of $0.08 per warrant exercisable within a period of 48 months at a price of $2.00 per share. The Warrant Agreement is related to $245,000 in Bridge Financing provided to the Company by Mr. Trump by a term note at market rates prepayable at any time within 48 months without penalty, from the proceeds of a public offering. On April 25, 1995, the Board of Directors accepted a proposal from Mr. Trump to purchase 25,000 shares of restricted common stock at $2.00 per share and purchase 25,000 warrants at par value per warrant exercisable at $2.00 per share. The effect of the Company selling restricted shares of common stock at $2.00 per share (adjusted for the December 12, 1996 four-to-one reverse stock split) activated the terms in prior warrant agreements adjusting the price of 525,000 unexercised warrants to $2.00 per share. The amount discussed above includes an additional 25,000, 20,000 and 50,000 warrants purchased March 20, 1996, May 17, 1996 and August 28, 1996, respectively, at $0.08 exercisable at $2.00 per share for Series B Common Stock within forty-eight months from date of each purchase and assures the exercise of all warrants.

Relationship with Battelle

     In August 1991, Battelle entered into a license agreement with the Company, pursuant to which the Company was granted certain rights to make, use and sell the STORS and NitRem processes
("License Agreement"). All prior agreements licensing the STORS and NitRem technologies to the Company, including payments thereunder, were superseded by this Agreement.

     Under the License Agreement, Battelle granted the Company the following:

     (1) An exclusive world-wide license, except in Japan, to practice the STORS thermochemical process for converting municipal sludges and combinations of municipal sludges and municipal solid waste to liquid fuels and the NitRem process, as developed by Battelle including improvements designed by Battelle, in addition to the right of first opportunity for any other applications (e.g. non-municipal) of the STORS and NitRem processes, as they may have been identified, upon payment of an additional fee and royalty at a rate to be negotiated.

     (2) A license to utilize technical information including any unpublished research and development information, unpatented invention, know-how, trade secrets, and technical data in the possession of Battelle prior to the effective date of the License Agreement and which comes into the possession of Battelle during the terms of the License Agreement which relates to the STORS and NitRem processes. Battelle reserved the right to practice the technology for research purposes.

     The Company agreed to the following terms under the License
Agreement:

     (1)  The Company paid Battelle a license fee of $129,000.

     (2) The Company shall pay Battelle a royalty fee not greater than 4% of the invoiced cost of processing sludge material or $6 for each ton of dry equivalent weight material input to the STORS process, whichever is greater.

     (3) The Company shall pay Battelle a royalty fee not greater than 5% of the invoiced cost of processing each thousand gallons or $1 for each thousand gallons of input to the NitRem process, whichever is greater.

     (4) If both STORS and the NitRem technologies are used on a single waste stream, then the combined royalty of (2) and (3) above shall not exceed the greater of 5% of the invoiced cost of processing each dry ton equivalent weight material input to the STORS process, or $7.50 for each dry ton equivalent weight material processed.

     (5) If the Company enters into an agreement with a municipal government, wherein the Company sublicenses the STORS and/or NitRem technologies for a sum of money which does not contemplate royalty payments, then the Company shall pay Battelle a lump sum of 10% of the consideration received from the municipality.

     (6) Battelle may, by written notice to the Company, terminate the License Agreement at any time on or after January 31, 1998, if construction and continuous operation of at least one facility with a capacity of ten dry tons equivalent or 1,000 gallons of liquid per day has not been achieved by that date.

     (7) The License Agreement makes explicit the right of any STORS and NitRem facility owner to continue using the Technologies at that facility even after the expiration of the License
Agreement.

     As new applications for the Technologies were developed by Battelle, the Company entered into additional agreements with Battelle to expand the applicable license fields for the Technologies. In October 1993, the Company and Battelle entered into an option agreement for the Company to apply NitRem to nitrogen bearing waste from explosives and propellent manufacturers. The Company paid $25,000 for the option. This option was extended in 1994, and in July 1995, the Company and Battelle entered into a license agreement for this license field. This extension of the license field allows the Company to market NitRem to the Department of Defense, and defense manufacturers ("defense license field"). The Company paid Battelle a license fee of $25,000 cash and shares of Series B Common Stock having a value of $80,000. Battelle may terminate this license during April 1999, and during any subsequent April thereafter, if the Company has not generated royalties to Battelle for the defense license field in the amount of $5,000 for the preceding calendar year.

     On July 7, 1995, the Company and Battelle entered into another license agreement to apply NitRem to waste from industrial processes, excluding nitrogen bearing waste from explosives and propellent manufacturers. This includes waste from agriculture and food processing operations, petroleum refining, metal working, chemical, pharmaceutical and materials manufacture, textile processing, and similar waste from government operations ("industrial license field"). The Company paid Battelle a license fee of Series B Common Stock having a value of $70,000 to Battelle. This license also may be terminated by Battelle during April 1999, and during any subsequent April thereafter, if the Company has not generated royalties to Battelle for the industrial license field in the amount of $5,000 for the preceding calendar year.

     On February 15, 1995, the final payment from the Company of $75,000 was due and payable to Battelle under the License Agreement, as amended. Due to the financial condition of the Company at that time, the Company was unable to pay the fee. In addition, the Company also owed Battelle reimbursement of expenses advanced by Battelle to cover travel, research, development and associated costs for Alex Fassbender and other technical staff at Battelle engaged in the marketing of the Technologies for the Company. Due to the financial condition of the Company, Battelle agreed, in lieu of cash payment, to accept 300,000 shares of restricted common stock of the Company representing a value of $150,000 based on the Company's last net restricted stock sale at that point in time as full and total payment of all license fees and expenses due from the Company. The License Agreement, when combined with the additional two licenses for defense and industrial license fields, grants the Company the exclusive worldwide rights to STORS and NitRem for all fields of use (except STORS in Japan).

Centerpoint Power Corporation

     In October 1988, the Company engaged the services of Centerpoint Power Corporation, a Virginia corporation, ("Centerpoint"), through a General Compensation and Stock Warrant Agreement, to provide assistance in locating capital financing and/or public funding of a STORS and/or NitRem demonstration facility. The Company executed an amended agreement with Centerpoint in April 1991 which had an expiration date of October 1994. In January 1992, the agreement was amended regarding stock warrant rights. In 1993, the Board of Directors extended the Compensation Agreement with Centerpoint for an additional three years to April 22, 1996 and extended the time for exercising warrant rights for an additional five years to April, 2001, in consideration of the funding to be provided by the U.S. Army, Department of Defense for the Sam Houston State University, doing business as, the Texas Regional Institute for Environmental Studies ("TRIES")/Army Redwater Project.

     Rodman Grimm, President of Centerpoint, served on the Board of Directors of the Company from March 2, 1994 until his resignation
December 28, 1996.

McKeown & Franz, Inc.

     The Company entered into an agreement with McKeown & Franz, Inc. ("MFI"), in March, 1992, a New York based environmental services firm to assist in the promotion of its NitRem technology to the City of New York. MFI agreed to forego its retainer in return for a success fee and an equity position in the Company should an agreement to develop NitRem be executed with the City of New York. According to the agreement, MFI would be entitled to receive 150,000 shares of Common Stock, plus an option to buy additional stock upon the Company's signing an agreement with the City of New York for a city sponsored pilot scale demonstration project. In May 1993, the Board of Directors authorized the issuance of 150,000 shares of restricted Common Stock to McKeown & Franz, Inc. pursuant to the terms of the March, 1992 contract in connection with MFI procuring the agreement with New York City to host a full scale NitRem demonstration facility at the City's largest waste water facility. Due to the lack of capital and the inability of the Company to form a strategic alliance to move forward with the New York City project, the Company has not acted on the original demonstration agreement with the City of New York. However, in July of 1996, the Company executed a no-cost test agreement with the City of New York allowing the Company to demonstrate, on-site, the services and capabilities of NitRem. This demonstration project will be the first joint project between the Company and Foster Wheeler. Additional efforts by MFI contributed to the Company obtaining such no-cost test agreement. MFI is also in a position to receive additional compensation based on a percentage of the overall capital cost of the NitRem demonstration facility and the procurement of one or more full scale facilities as part or all of New York City's nitrogen disposal processes if MFI secures funding for such projects.

     Gerald Franz, President of MFI, was elected to the Board of Directors of the Company on March 2, 1994, to a three year term until March 1997 or until his successor is duly elected.

Other Transactions

     Mr. Montesi loaned the Company $65,000 in December of 1996, as part of the Company's $500,000 bridge financing prior to this Offering. Upon completion of the Offering, Mr. Montesi, in addition to repayment of the loan with interest, will receive 6,500 shares of Series B Common Stock. Mr. Frank Rayner loaned the Company $50,000 in December of 1996, as part of the Company's $500,000 bridge financing prior to this Offering. Upon completion of the Offering, Mr. Montesi, in addition to repayment of the loan with interest, will receive 5,000 shares of Series B Common Stock.

Future Transactions

     In connection with the Offering, the Company's Board of Directors has adopted a policy whereby any future transactions between the Company and any of its subsidiaries, affiliates, officers, directors, principal stockholders and any affiliates of the foregoing will be on terms no less favorable to the Company than could reasonably be obtained in "arm's length" transactions with independent third parties, and providing that any such transactions also be approved by a majority of the Company's disinterested outside directors, including one of the Representative's designees so long as they are then serving on the Company's Board of Directors. In addition, the Underwriting Agreement contains certain restrictions on the Company involving transactions with affiliates.


                    DESCRIPTION OF SECURITIES

     The Amended and Restated Articles of Incorporation of the Company authorize capital stock consisting of 75,000,000 shares of Common Stock, $0.001 par value, of which 10,000,000 shares are designated as Series A Common Stock and of which 65,000,000 shares are designated Series B Common Stock. In addition, the Company's authorized capital stock consists of 10,000,000 shares of Series Preferred Stock, $1.00 par value ("Preferred Stock"). As of December 31, 1996, there were no shares of Series A Common Stock issued and outstanding, 51,852,693 shares of Series B Common Stock issued, 50,511,443 shares of Series B Common Stock outstanding and no shares of Preferred stock issued and outstanding.

Common Stock

     Reverse Stock Splits. In March 1994, the Board of Directors of the Company recommended, and Shareholders approved, a reverse split of the outstanding common stock on a four to one ratio ("1994 Reverse Split"). Under the terms, for every four shares owned by a Shareholder on the record date, that Shareholder would own one replacement share of common stock (rounded to the next highest number in the event of fractional shares). The 1994 Reverse Split was not implemented upon approval because of the financial condition of the Company at that time.

     On December 12, 1996, the Shareholders approved another reverse split of the outstanding common stock on a four to one ratio ("1996 Reverse Split") in anticipation of the Offering, provided that for every four shares owned by a Shareholder on the record date, that Shareholder would own one replacement share of Common Stock (rounded to the next highest number in the event of fractional shares).

     As of February 1997, the Company had implemented both the 1994 Reverse Split and the 1996 Reverse Split.

     Series A Common Stock. Holders of Series A Common Stock shall be entitled to all rights and privileges entitled to holders of common shares under the Arkansas Business Corporation Act, except as otherwise provided in the Amended and Restated Articles of Incorporation. Holders of Series A Common Stock have the right to cast one vote for each share held of record on any matter coming before shareholders for vote. Holders of Series A Common Stock have no preemptive rights or other right to subscribe for shares or to convert shares of Series A Common Stock into other securities. Holders of Series A Common Stock are entitled to receive such dividends as may be declared by the Board from time to time from funds legally available therefor and to share pro rata in any distribution upon the liquidation of the Company. The designation of Series A Common Stock shall be removed after the Lock-Up Period (as described below), when shares of Common Stock shall no longer be designated Series A or Series B, and the Company shall have only one series of Common Stock. See "Description of Securities-Common Stock--Series B Common Stock."

     Series B Common Stock. Holders of Series B Common Stock shall be entitled to all rights and privileges as holders of Series A Common subject to the following restrictions on transfer ("Lock-Up Period"): Series B Common Stock shall be converted to Series A Common Stock commencing twelve (12) months (the "first year") after the effective date of the registration statement filed with the United States Securities and Exchange Commission resulting in gross proceeds to the Company of $5,000,000 or more, and the average closing bid price of the Series A Common Stock, as reported on the AMEX or such other exchange as the Company's stock may be traded, equals or exceeds 120% of its initial public offering price for twenty (20) consecutive trading days within a thirty-day (30) period (the "trading test"). In the event the bid price of the Company's Series A Common Stock twelve (12) months from the effective date does not meet the trading test, then no more than 20% of the Series B Common Stock may be converted to Series A Common Stock, on a pro rata basis, in any one quarterly calendar period during twelve (12) month period following the first year, or 100% of the Series B Common Stock shall be converted to Series A Common Stock when the trading test is met, whichever first occurs and all shares will be transferable. At such time as all Series B Common Stock has been converted to Series A Common Stock, the separate class designations shall be removed as a matter of law.

Preferred Stock

     The Company is authorized by its amended and restated Articles of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by the Board of Directors of the Company. Preferred Stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed with the Secretary of State of the State of Delaware. The effect of such Preferred Stock is that the Company's Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely effect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

Warrants

     Series A Purchase Warrants. The following is a brief summary of certain provisions of the Redeemable Series A Purchase Warrants issued in connection with the Offering ("Warrants"). Reference is made to the actual text of the Warrant Agreement between the Company and ___________________ (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, for a more complete description of the Warrants. See "Additional Information."

     Exercise Price and Terms. Each Warrant entitled the registered holder thereof to purchase, at any time during the four year period commencing one year after the date of this Prospectus, one share of Common Stock at a price of $__________ per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. Commencing one year after the date of this Prospectus, the Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants.

     Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock, or sale by the Company of shares of its Common Stock or other securities convertible into Common Stock (exclusive of options and shares under the Plan, and other limited exceptions) at a price below the then-applicable exercise price of the Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might have been purchased upon the exercise of the Warrant.

     Redemption Provisions. Commencing ___________, 1998, the Warrants are subject to redemption at $.05 per Warrant on 30 days' prior written notice provided that the average closing sale price of the Common Stock as reported on the AMEX equals or exceeds $__________ per share [150% of the price per share] (subject to adjustment for stock dividends, stock splits, combinations or reclassifications of the Common Stock), for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

     Transfer, Exchange and Exercise. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, or exercise at any time on or prior to their expiration date five years from the date of this Prospectus, at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

     Modification of Warrants. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than 30 days on not less than thirty (30) days' prior written notice to the warrantholders and the Representative. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrantholders. No other modifications may be made to the Warrants, without the consent of two-thirds of the warrantholders.

     The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company will use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.

     The Warrants are separately transferable immediately upon issuance. Although the Securities will not knowingly be sole to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, purchasers may buy Warrants in the aftermarket or may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.

     Series B Warrants. Company warrants outstanding prior to the Offering are designated as Series B Warrants ("Series B Warrants"). Series B Warrants for 701,875 shares of Common Stock were issued in March 1988 and April 1991 to Centerpoint Power Corporation of Virginia pursuant to the terms of a substitute general compensation and stock warrant agreement and amendments thereto, between the Company and Centerpoint. Centerpoint may exercise the warrant rights at any time, in whole, or in part until April 22, 2001. The Purchase Price for the shares of stock is $0.01 per share. In addition, these warrant rights contain a "fairness" protection which prevents the warrants from being diminished or diluted as a result of stock dividends, stock splits or stock options which price and amount are both subject to adjustment for stock splits or reverse stock splits.

     Series B Warrants for 435,219 shares of Common Stock were issued prior to March 1994 to three individuals. Series B Warrants for 461,965 shares of Common Stock were issued subsequent to 24 individuals in connection with the Company's efforts to maintain operating capital. These Series B Warrants may be exercised at any time, in whole or in part, within a five year period form the date of issuance. The Purchase Price for the shares of stock ranges from $0.60 per share to $0.90 per share, which prices and amounts are each subject to adjustment for stock splits and reverse stock splits.

Transfer Agent and Registrar and Warrant Agent

     The Transfer Agent and Registrar for the Common Stock and the Warrant Agent for the Warrant is ChaseMellon Shareholder Services, 2323 Bryan Street, Suite 2300, Dallas, Texas, 75201.


                 SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have 4,806,965 shares of Series A and Series B Common Stock outstanding, of which only the 1,600,000 shares offered hereby (and the 1,600,000 Warrants) (1,840,000 shares and 1,840,000 Warrants if the overallotment option is exercised) will be transferable without restriction under the Securities Act. The other 3,206,965 outstanding shares of Series B Common Stock, all of which are owned by existing shareholders, are "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least two years, is entitled to sell (together with any person with whom such individual is required to aggregate sales), within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on the AMEX or another national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements, and the availability of current public information regarding the Company. A person who has not been an affiliate of the Company for at least three months, and who has beneficially owned restricted securities for at least three years, its entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above.

     No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market prices of the Common Stock and the Warrants prevailing from time to time. The Company, as well as all holders of outstanding securities exercisable for or convertible into Series B Common Stock (other than the Representative's Warrants), by the terms of the Series B Common Stock, are prohibited from, directly or indirectly, issue, agree or offer to sell, sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such securities for a period of at least 12 months following the date of this Prospectus without the prior written consent of the Representative. The sale or issuance, or the potential for sale or issuance, of Common Stock after such 12-month period could have an adverse impact on the market prices of the Common Stock and/or the Warrants. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Securities. See "Underwriting."


                          UNDERWRITING

     The Underwriters named below (the "Underwriters"), for whom National Securities Corporation is acting as the representative (among the Company and the Representative, the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company, and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of Units set forth opposite their names:

                                            Number of
             Underwriters                     Units
             ------------                   ---------

     National Securities Corporation

          Total                             1,600,000
                                            =========

     The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the approval of certain legal matters by their counsel and various other conditions. The Underwriters are committed to purchase all the Units offered hereby, if any are purchased.

     The Representative has advised the Company that the Underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less concessions not in excess of $_____ per share and $_____ per Warrant. Such dealers may reallow a concession not in excess of $_____ per Warrant to other dealers. After the commencement of this Offering, the public offering price, concession and reallowance may be changed by the Representative.

     The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Securities offered hereby.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the Securities underwritten, of which $50,000 has been paid to date.

     The Company has granted to the Underwriters an Overallotment Option exercisable within 45 days of the date hereof, to purchase up to an additional 240,000 shares of Series A Common Stock and/or an additional 240,000 Warrants at the initial public offering prices per share and per Warrant, respectively, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering overallotments, if any, incurred in the sale of the Securities offered hereby. The Overallotment Option may be exercised to purchase Units (each consisting of one share of Common Stock and one Warrant) or shares of Common Stock or Warrants or any combination thereof. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Securities proportionate to its initial commitment.

     The Company and all officers, directors and stockholders of the Company and all holders of any options, warrants or other securities convertible, exercisable or exchangeable for Common Stock have agreed not to directly or indirectly, offer, agree or offer to sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge or otherwise dispose of any beneficial interest in such securities for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. An appropriate legend shall be marked on the face of the certificates representing all such securities.

     In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company up to 160,000 shares of Common Stock and/or up to 160,000 Warrants (the "Representative's Warrants"). The Representative's Warrants are initially exercisable at a price of $_______ per share and $_______ per Warrant for a period of four years, commencing ________, 1997 and are restricted from sale, transfer, assignment or hypothecation for a period until _________, 1997, except to officers of the Representative. The Representative's Warrants provide for adjustment in the number of securities issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.

     The Underwriting Agreement provides that the Representative has a right of first refusal for a period of three years after the date of this Prospectus with respect to any sale of securities by the Company or any of its present or future subsidiaries; provided, however, that the Company may terminate such right of first refusal upon the payment of $150,000 to the Representative in the event the Company elects to proceed with a firm commitment public offering through another investment banking firm.

     The Company has agreed for a period of five years after the date of this Prospectus, if requested by the Representative, to use its best efforts to nominate for election to the Company's Board of Directors one person designated by the Representative. In the event that the Representative elects not to exercise such right, the Representative may designate a person to receive all notices of meetings by the Company's Board of Directors and all other correspondence and communications sent by the Company to its Board of Directors and to attend all such meetings of the Company's Board of Directors. The Company has agreed to reimburse designees of the Representative for their out-of-pocket expenses incurred in connection with their attendance of meetings of the Company's Board of Directors. No person has yet been designated by the Representative to be nominated for election to the Company's Board of Directors. See "Management."

     Prior to this Offering, there has been no public market for the Securities. Consequently, the initial public offering prices of the Securities and the terms of the Warrants have been determined by negotiation between the Company and the Representative and do not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. Among the factors considered in such negotiations were prevailing market conditions, the history of and prospects for the industry in which the Company competes, an assessment of the Company's technology and management, the prospects of the Company, its capital structure, the market for initial public offerings and market prices of similar securities of comparable publicly-traded companies.

     Upon the exercise of any Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Representative, and to the extent not consistent with the guidelines of the National Association of Securities Dealers, Inc. and the Rules and Regulations of the Commission, the Company has agreed to pay the Representative a commission of 5% of the aggregate exercise price of such Warrants if (a) the market price of the Common Stock is lower than the exercise price, (b) the Warrants are held in a discretionary account, or (c) the Warrants are exercised in an unsolicited transaction where the holder of the Warrant has not stated in writing that the transaction was solicited and has not designated in writing the Representative as soliciting agent. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative and any soliciting broker-dealers will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities for the periods prescribed by exemption (xi) to Rule 10b-6 before the solicitation activity or the termination (by waiver or otherwise) of any right that the Representative and any soliciting broker-dealers may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Representative and any soliciting broker-dealers may be unable to continue to provide a market for the Common Stock or Warrants during certain periods while the Warrants are exercisable. If the Representative has engaged in any of the activities prohibited by Rule 10b-6 during the periods described above, the Representative has undertaken to waive unconditionally its rights to receive a commission on the exercise of such Warrants.

     The foregoing is a summary of the principal terms of the agreements described above and do not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement of which this Prospectus is a part for a more complete description thereof. See "Additional Information."


                          LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby will be passed upon for the Company by the Davidson Law Firm, Little Rock, Arkansas, as corporate counsel to the Company in connection with this Offering. In addition, the Company has relied on Waring Cox, PLC, Memphis, Tennessee, as special counsel to the Company in connection with certain legal matters in connection with this Offering. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by Camhy Karlinsky & Stein LLP, New York, New York. Waring Cox, PLC owns 62,500 shares of Series B Common Stock, representing less than 2% of the Company's outstanding common stock. Upon completion of this Offering, Gary Barket, a partner of the Davidson Law Firm, will become Senior Vice President and General Counsel of the Company.


                             EXPERTS

     The financial statements of the Company included in this Prospectus and in the Registration Statement of which this Prospectus is a part have been audited by Kemp & Company, independent auditors, and Baird, Kurtz & Dobson, independent auditors, to the extent and for the periods set forth in the reports of such firms contained herein and in the Registration Statement of which this Prospectus is a part. All such financial statements have been included in reliance upon such reports given upon the authority of such firms as experts in auditing and accounting.


                     ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement under the Securities Act with respect to the Securities offered hereby. This Prospectus, filed as a part of the Registration Statement, does not contain certain information set forth in or annexed as exhibits to the Registration Statement. For further information regarding the Company and the Securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof, which may be inspected at the office of the Commission without charge or copies of which may be obtained there from upon request to the Commission and payment of the prescribed fee. With respect to each contract, agreement or other document referred to in this Prospectus and filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved.

     The Registration Statement and such exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Office of the Commission:
New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                    THERMOENERGY CORPORATION
                  INDEX TO FINANCIAL STATEMENTS



                                                     Page Number

Report of Kemp & Company                                 F-2

Report of Baird, Kurtz & Dobson                          F-3

Balance Sheets as of September 30, 1996 and 1995         F-4

Statements of Operations for the years ended
  September 30, 1996, 1995 and 1994 and cumulative
  during development stage through September 30, 1996    F-5

Statements of Changes in Stockholders' Equity
  (Deficit) for the periods ended September 30, 1988
  through September 30, 1996 and for the three months
  ended December 31, 1996 (unaudited)                    F-6

Statements of Cash Flows for the years ended
  September 30, 1996, 1995 and 1994 and cumulative
  during development stage through September 30, 1996    F-10

Notes to Financial Statements - September 30, 1996       F-11

Balance Sheets as of December 31, 1996 (unaudited)
  and September 30, 1996                                 F-21

Statements of Operations cumulative during
  development stage through December 31, 1996
  (unaudited) and for the three months ended
  December 31, 1996 and December 31, 1995 (unaudited)    F-22

Statements of Changes in Stockholders' Equity
  (Deficit) for the periods ended September 30, 1988
  through September 30, 1996 and the three months
  ended December 31, 1996 (unaudited)                    F-23

Statements of Cash Flows cumulative during
  development stage through December 31, 1996
  (unaudited) and for the three months ended
  December 31, 1996 and December 31, 1995 (unaudited)    F-27

Notes to Financial Statements - December 31, 1996
  (unaudited)                                            F-28

                 Report of Independent Auditors



Board of Directors
ThermoEnergy Corporation
Little Rock, Arkansas


     We have audited the accompanying balance sheets of ThermoEnergy Corporation, formerly Innotek Corporation, (A Development Stage Company) as of September 30, 1996 and 1995, the related statements of operations and cash flows for each of the three years in the period ended September 30, 1996, and the related statements of changes in stockholders' equity (deficit) for each of the five years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ThermoEnergy Corporation (A Development Stage Company) as of September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9, the Company is in the development stage with no significant revenues from operations, has incurred net losses since inception, and will likely require substantial capital to commercialize the Company's technologies. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     We have also audited, as to combination only, the accompanying statements of operations and cash flows of ThermoEnergy Corporation (A Development Stage Company) cumulative during development stage through September 30, 1996. These statements have been combined from the statements of operations and cash flows for the years ended September 30, 1992 through September 30, 1996, which we have audited (the 1992 and 1993 statements are not presented separately herein), and the statements of operations and cash flows cumulative during development stage through September 30, 1991 (which statements are not presented separately herein). The report of the other auditors who have audited the statements of operations, changes in stockholders' equity (deficit) and cash flows cumulative during developing stage through September 30, 1991 appears elsewhere herein. In our opinion, the accompanying statements of operations and cash flows cumulative during development stage through September 30, 1996 have been properly combined.


/s/ Kemp & Company


Little Rock, Arkansas
December 4, 1996

                 Independent Accountants' Report


Board of Directors
Innotek Corporation
Little Rock, Arkansas

     We have audited the accompanying statements of operations, changes in stockholders' equity (deficit), and cash flows of INNOTEK CORPORATION (A Development Stage Company) for the year ended September 30, 1991 and cumulative since inception through September 30, 1991 (cumulative information not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of INNOTEK CORPORATION (A Development Stage Company) for the year ended September 30, 1991 and cumulative since inception through September 30, 1991, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the development stage with no significant revenues from operations, and will likely require substantial capital to construct and operate a demonstration facility to commercialize the technologies. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                   /s/ Baird, Kurtz & Dobson

Little Rock, Arkansas
December 11, 1991

                      THERMOENERGY CORPORATION
                    (A Development Stage Company)

                           BALANCE SHEETS

                                               September 30,
                                             -----------------
                                             1996         1995
                                             ----         ----
                             ASSETS

Cash                                     $    62,333  $    52,524
Advances to officers (Note 6)                 96,200       62,200
Accrued interest receivable -
  officers (Note 6)                            9,138        2,196
                                          ----------   ----------
     Total Current Assets                    167,671      116,920

Property and equipment, at cost:
  Equipment                                   14,818       14,818
  Furniture and fixtures                       4,991        4,991
  Less accumulated depreciation              (14,147)     (11,514)
                                          ----------   ----------
                                               5,662        8,295
                                          ----------   ----------
                                         $   173,333  $   125,215
                                          ==========   ==========


           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable (Note 6)                $   360,288  $   270,622
Accrued expenses:
  Salaries                                   364,314      159,720
  Consulting fee (Note 7)                    100,000      100,000
  Other (Note 4)                              92,513       70,563
                                          ----------   ----------
                                             556,827      330,283
Deferred compensation (Note 6)               215,460      198,906
Notes payable to stockholders (Note 4)       735,000      473,365
                                          ----------   ----------
     Total Current Liabilities             1,867,575    1,273,176
                                          ----------   ----------
Commitments and contingencies
  (Notes 3, 7, 10 and 11):

Stockholders' equity (deficit)
  (Notes 7 and 11):
    Preferred stock, non-voting,
     $1 par value:
       Authorized - 10,000,000 shares;
        none issued
    Common Stock, $.001 par value:
       Authorized - 75,000,000 shares;
        issued - 51,852,693 shares;
        outstanding - 50,511,443              51,853       51,853
    Additional paid-in capital             3,795,306    3,789,966
    Deficit accumulated during the
     development stage                    (5,541,401)  (4,989,780)
                                          ----------   ----------
                                          (1,694,242)  (1,147,961)
                                          ----------   ----------

                                         $   173,333  $   125,215
                                          ==========   ==========




               See notes to financial statements.

                      THERMOENERGY CORPORATION
                    (A Development Stage Company)

                      STATEMENTS OF OPERATIONS


                              Cumulative
                                During
                              Development
                             Stage Through       Year Ended September 30,
                             September 30,     ----------------------------
                                 1996          1996        1995        1994
                             -------------     ----        ----        ----

Operating expenses:
  General and administrative
    (Note 2)                  $ 4,083,832   $ 423,959   $ 641,765   $ 548,387
  Research and development
    (Note 3)                      627,266                 123,000      48,500
  Travel and entertainment        750,670      96,405     114,576     173,109
                               ----------    --------    --------    --------
                                5,461,768     520,364     879,341     769,996
                               ----------    --------    --------    --------
Loss From Operations           (5,461,768)   (520,364)   (879,341)   (769,996)
                               ----------    --------    --------    --------

Other income (expense):
  Interest income (Note 6)         60,785       6,942       2,391       2,714
  Interest expense (Note 4)      (140,418)    (38,199)    (20,048)       (145)
                               ----------    --------    --------    --------
                                  (79,633)    (31,257)    (17,657)      2,569
                               ----------    --------    --------    --------

Net Loss                      $(5,541,401)  $(551,621)  $(896,998)  $(767,427)
                               ==========    ========    ========    ========

Per Common Share:
  Loss From Operations        $      (.09)  $    (.01)  $    (.01)  $    (.01)
  Net Loss                    $      (.09)  $    (.01)  $    (.01)  $    (.01)




               See notes to financial statements.

                      THERMOENERGY CORPORATION
                    (A Development Stage Company)

       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

     Periods Ended September 30, 1988 Through September 30, 1996

                                                     Deficit
                                                   Accumulated
                                      Additional   During the
                             Common     Paid-in    Development
                              Stock     Capital       Stage        Total
                             ------   ----------   -----------     -----

Issuance of stock, January
  1988, (35,285,714 shares
  at $.005 per share)        $35,285  $  145,015  $             $   180,300

Net loss                                             (290,483)     (290,483)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1988          35,285     145,015     (290,483)     (110,183)

Conversion of $412,000 of
  debentures and accrued
  interest, September 1989
  (4,901,350 shares)           4,902     452,099                    457,001

Net loss                                             (338,985)     (338,985)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1989          40,187     597,114     (629,468)        7,833

Net loss                                             (255,036)     (255,036)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1990          40,187     597,114     (884,504)     (247,203)

Conversion of $63,000 of
  unsecured debentures
  and accrued interest at
  10%, March 1991, (708,566
  shares)                        709      70,148                     70,857

Issuance of stock, May -
  June 1991, (6,206,078
  shares: 5,866,078 at $.10
  per share; 340,000 shares
  at $.05 per share)           6,206     597,401                    603,607

Issuance of stock for
  interest, June 1991,
  (22,000 shares at $.10
  per share)                      22       2,178                      2,200




Issuance of stock for
  expenses incurred by
  stockholders, July 1991
  (81,295 shares at $.10
  per share)                      81       8,048                      8,129

Net loss                                             (670,179)     (670,179)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1991          47,205   1,274,889   (1,554,683)     (232,589)

Issuance of stock, October -
  December 1991 (2,414,800
  shares at $.10 per share)    2,415     239,065                    241,480

Shares purchased in
  rescission offer
  (168,985 shares)              (169)    (16,730)                   (16,899)

Issuance of stock, public
  offering, August -
  September 1992 (5,500
  shares at $1.00 per share)       5       5,495                      5,500

Net loss                                             (562,751)     (562,751)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1992          49,456   1,502,719   (2,117,434)     (565,259)

Issuance of stock, public
  offering October 1992 -
  September 1993 (1,484,550
  shares at $1.00 per
  share)                       1,485   1,483,065                  1,484,550

Issuance of stock for
  exercise of stock options,
  May 1993 (40,000 shares
  at $.10 per share)              40       3,960                      4,000



Issuance of warrants to
  stockholder                              6,333                      6,333

Conversion of $103,000 of
  notes payable to stock-
  holders and accrued
  interest, December 1992
  (103,000 shares)               103     102,897                    103,000

Issuance of stock for
  consulting services, June
  1993 (150,000 shares at
  $1.00 per share)               150     149,850                    150,000

Net loss                                           (1,207,921)   (1,207,921)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1993          51,234   3,248,824   (3,325,355)       25,297)

Issuance of warrants to
  stockholders                           226,000                    226,000

Issuance of stock for
  exercise of stock options,
  March 1994 (60,000 shares
  at $.10 per share)              60       5,940                      6,000

Issuance of stock for
  exercise of warrants by
  stockholder, August 1994
  (58,825 shares at $.85
  per share)                      59      49,942                     50,001

Net loss                                             (767,427)     (767,427)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1994          51,353   3,530,706   (4,092,782)     (510,723)



Issuance of warrants to
  stockholders                             9,760                      9,760

Issuance of stock, May 1995
 (100,000 shares at $.50
 per share)                      100      49,900                     50,000

Issuance of stock for
  exercise of warrants by
  stockholder, June 1995
  (100,000 shares at $.50
  per share)                     100      49,900                     50,000

Issuance of stock for
  expenses, July 1995
  (300,000 shares at $.50
  per share) (Note 7)            300     149,700                    150,000

Net loss                                             (896,998)     (896,998)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1995          51,853   3,789,966   (4,989,780)   (1,147,961)

Issuance of warrants to
  stockholders                             5,340                      5,340

Net loss                                             (551,621)     (551,621)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1996         $51,853  $3,795,306  $(5,541,401)  $(1,694,242)
                              ======   =========   ==========    ==========





                See notes to financial statements

                           THERMOENERGY CORPORATION
                         (A Development Stage Company)

                           STATEMENTS OF CASH FLOWS


                              Cumulative
                                During
                              Development
                             Stage Through       Year Ended September 30,
                             September 30,     ----------------------------
                                 1996          1996        1995        1994
                             -------------     ----        ----        ----

Operating activities:
  Net loss                    $(5,541,401)  $(551,621)  $(896,998)  $(767,427)
  Items not requiring
   (providing) cash:
     Depreciation                  14,147       2,633       3,038       4,364
     Expenses funded by
      Common Stock issuance       543,187                 150,000
     Other                          3,341                               3,341
  Changes in:
    Advances to officers         (295,183)    (34,000)    (50,200)    (12,000)
    Other receivables              (9,138)     (6,942)     (2,196)     44,880
    Accounts payable              360,288      89,666     116,000      85,356
    Accrued expenses              556,827     226,544     157,547      13,722
    Deferred compensation         414,442      16,554      16,000        (469)
                               ----------    --------    --------    --------
      Net cash used in
       operating activities    (3,953,490)   (257,166)   (506,809)   (628,233)
                               ----------    --------    --------    --------

Investing activities:
  Purchases of fixed assets       (19,808)                               (679)
  Other                            (3,341)
                               ----------                            --------
      Net cash used in
       investing activities       (23,149)                               (679)
                               ----------                            --------

Financing activities:
  Proceeds from issuance of
   Common Stock and warrants    2,620,562       5,340     109,760     282,001
  Proceeds from notes payable
   and convertible debentures   1,464,609     261,635     473,365
  Payments on notes payable      (154,609)
  Other                           108,410                 (50,000)     50,000
                               ----------    --------    --------    --------
      Net cash provided by
       financing activities     4,038,972     266,975     533,125     332,001
                               ----------    --------    --------    --------

Increase (decrease) in cash        62,333       9,809      26,316    (296,911)

Cash, beginning of period               0      52,524      26,208     323,119
                               ----------    --------    --------    --------

Cash, end of period           $    62,333   $  62,333   $  52,524   $  26,208
                               ==========    ========    ========    ========




               See notes to financial statements.

                           THERMOENERGY CORPORATION
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                              September 30, 1996


Note 1: Organization and summary of significant accounting policies

     Nature of business

     ThermoEnergy Corporation (the "Company"), formerly Innotek Corporation, as incorporated in January 1988, for the purpose of marketing and developing certain environmental technologies. The Company is currently working toward commercialization of a sewage sludge recycling technology called Sludge-to-Oil Reactor System, or STORS, and the commercialization of a nitrogen removal technology called NitRem, both of which were developed through a research project at Battelle Memorial Institute Pacific Northwest Laboratories (Battelle) in Richland, Washington. The Company owns the worldwide licensing rights to both STORS and NitRem, except for STORS in Japan, pursuant to exclusive license agreements with Battelle.

     The Company was formed for the transfer of technology from American Fuel and Power Corporation ("AFP") in 1988 to continue development of the STORS technology under assignment of the license from AFP, the original licensee. Management of the AFP division developing the STORS technology become management of the Company concurrent with the terms of the transfer. The license was assigned to the Company under an agreement requiring that 70 percent of the Company's initial outstanding Common Stock, approximately 24,700,000 shares, be issued to AFP for distribution to AFP stockholders (see Note 7).

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Property and equipment

     Property and equipment are depreciated over the estimated useful life of each asset. Depreciation is computed primarily using accelerated methods.

     Loss per common share

     Loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding during the period. Stock options and warrants issued within twelve months of the initial public offering filing date (February 27, 1992, see Note

7) have been treated as outstanding for all periods presented.

     The weighted average number of common shares used in the loss per share computations were 60,792,870, 60,417,801, 60,213,488, and
59,178,718 shares for the years ended September 30, 1996, 1995 and 1994 and cumulative since inception through September 30, 1996, respectively.

     Future application of accounting standards

     During 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The adoption of Statement No. 121 (required during the year ending September 30,
1997), which establishes accounting standards for the impairment of long-lived assets and goodwill related to assets to be held and used and long-lived assets to be disposed of, is not expected to have a significant impact on the Company's financial statements.

Note 2:  Government contract

     A cost reimbursement Letter Subcontract was awarded to the Company in connection with a red water waste project with the Department of Defense. The terms of the contract provided for the reimbursement of certain direct costs, including labor, associated with the Company's participation in the project. During the years ended September 30, 1996, 1995 and 1994, the Company was reimbursed for approximately $4,000, $20,000 and $20,000, respectively, of general and administrative expenses incurred in each year in connection with the project. The reimbursements are accounted for as reductions of the related expenses in the Statements of Operations.

Note 3:  License and marketing agreements

     The license agreements with Battelle permit the Company to commercialize the STORS and NitRem technologies (the "Technologies") with respect to municipal and hazardous waste disposal. Payments under the terms of the license agreements have been charged to operations as research and development expenses. The license agreements, which requires payment of royalties to Battelle from revenues generated using the Technologies, are cancelable by Battelle on or after January 31, 1998, if ThermoEnergy has not demonstrated the Technologies by that date.

     The Company entered into a memorandum of understanding with Foster Wheeler and Mitsui & Co. (U.S.A.) Inc. in September 1996 to pursue various water and waste water projects in Brazil, Mexico and Peru. In April 1996, the Company entered into a teaming agreement with Roy F. Weston, Inc. to jointly pursue both municipal and governmental projects using the Technologies. In March 1996, the Company executed a marketing agreement with a Georgia corporation for the purpose of marketing the Technologies in Georgia and Florida (see Note 7). The Company entered into a ten-year worldwide marketing agreement with Foster Wheeler USA Corporation in September 1994, for the purpose of marketing, developing and commercializing the Technologies. The agreement provides for three-year extensions after the initial period and conditions for changing or terminating the arrangement.

Note 4:  Notes payable

     The Company executed notes payable to stockholders at various dates during the years ended September 30, 1996 and 1995. The unsecured notes mature four years from the date of issuance with interest at a rate of 6.63%. The notes provide that the principal balances and accrued interest will become immediately due and payable at the closing of the next public offering of securities of the Company should that event occur prior to the stated maturity dates. In addition, if the Company obtains financing from a third party on terms more favorable to the third party than the terms of the notes to the stockholders, the Company and the stockholders may agree to modify the notes to the stockholders to reflect the more favorable terms. The notes payable have been classified as current liabilities since management anticipates that they will be paid off within one year (see Note 11). These transactions were executed in connection with the authorization of the Board of Directors on September 29, 1994 for the Company to borrow up to $735,000 by term note for up to 48 months and to sell up to 750,000 warrants, at $.02 per warrant for 750,000 shares of Common Stock, exercisable up to 48 months from date of issuance (see Note 7).

     Interest expense on notes payable to stockholders amounted to $38,199 and $19,704 for the years ended September 30, 1996 and 1995, respectively. Accrued interest payable on notes payable to stockholders (included in other accrued expenses in the accompanying Balance Sheets, amounted to $57,903 and $19,704 at September 30, 1996 and 1995, respectively. Interest paid during the years ended September 30, 1995 and 1994 amounted to $344 and $145, respectively. No interest was paid during the year ended September 30, 1996.

     Based on the borrowing rates currently available to the Company for loans with similar terms, the fair value of notes payable approximated the book value of such borrowings at September 30, 1996.

Note 5:  Income taxes

     Effective October 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method as required by Statement of Financial Accounting Standards No. 109. The Statement provides that the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred taxes. The change had no effect on the financial statements since the Company had incurred net operating losses since inception. A valuation allowance equal to the total of the Company's deferred tax assets has been recognized for financial reporting purposes. The net changes in the valuation allowance during the years ended September 30, 1996 and 1995 were increases of approximately $206,000 and $356,000, respectively. The Company's deferred tax liabilities are not significant.

     Significant components of the Company's deferred tax assets as of September 30, 1996 and 1995 are as follows:

                                           1996          1995
                                           ----          ----

Net operating loss carryforwards       $ 1,685,000   $ 1,485,000
Deferred compensation                      115,000       109,000
Capitalized costs for income
  tax purposes                              78,000        78,000
Other                                       35,000        35,000
                                        ----------    ----------
                                         1,913,000     1,707,000
Valuation allowance for deferred
  tax assets                            (1,913,000)   (1,707,000)
                                        ----------    ----------

                                       $     -0-     $     -0-
                                        ==========    ==========

     A reconciliation of income tax expense (credit) at the statutory rate to income tax expense at the Company's effective rate is shown below:

                                 1996        1995        1994
                                 ----        ----        ----

Computed at the statutory
  rate (34%)                  $(187,551)  $(304,979)  $(260,925)
Increase in taxes resulting
  from net operating loss
  benefit not recognized        187,551     304,979     260,925
                               --------    --------    --------

Provision for income taxes    $   -0-     $   -0-     $   -0-
                               ========    ========    ========

     The Company has net operating loss carryforwards at September 30, 1996 of approximately $4,400,000 which expire in 2003 through 2011.

Note 6:  Related party transactions

     During the years ended September 30, 1996 and 1995 the Company advanced an aggregate of $34,000 and $62,200 (net of $10,000 of repayments), respectively, to its officers. The $96,200 of advances outstanding at September 30, 1996 are due on demand with interest at the average prime rate of a local bank. Interest income on the advances amounted to $6,942 and $2,196 for the years ended September 30, 1996 and 1995, respectively.

     During the year ended September 30, 1995, an officer advanced an aggregate of $20,000 to the Company. The advances, which did not bear interest, were repaid, prior to September 30, 1995. See
Note 7 for information concerning notes payable and other transactions with stockholders.

     During the years ended September 30, 1995 and 1994, the Company paid approximately $15,000 and $45,000, respectively, in consulting fees to a company associated with a member of the Board of Directors. Fees payable to this company amounted to approximately $96,000 and $65,000 at September 1996 and 1995, respectively, and are included in accounts payable in the accompanying Balance Sheets. See Note 7 for information concerning additional transactions with this consulting firm. During the years ended September 30, 1996 and 1995, the Company paid Battelle approximately $5,000 and $59,000, respectively, for licenses, patents and related expenses. See Note 7 for information concerning the issuance of the Company's Common Stock to Battelle during 1995.

     During 1991, the Board of Directors adopted a resolution specifying amounts of deferred compensation for the two officers of the Company for services rendered prior to September 30, 1991. The Board of Directors also approved employment agreements with the officers effective January 1, 1992 specifying minimum levels of compensation and terms of employment. The agreements provide a minimum annual salary of $72,000 to each of the individuals with 10% annual increases until the salary for each individual reaches $175,000. The agreements provide for incentive compensation in addition to the above described salary, not to exceed 50% of such salary determined in accordance with a formula to be established annually in good faith by a committee of the Board of Directors. Any amounts earned as salary and incentive compensation but not paid by the Company will accrue interest until payment. Deferred incentive compensation aggregating $50,000 was approved by the Board of Directors for the year ended September 30, 1993. No incentive compensation was earned during the years ended September 30, 1996, 1995 and 1994. Compensation expense aggregating $16,678, $16,000 and $11,677 was accrued during the years ended September 30, 1996, 1995 and 1994, respectively, pursuant to the interest provisions of the compensation arrangements.

     In addition to the compensation described above, the agreements specify that the Company will provide $250,000 of life insurance, financial planning and tax preparation, annual medical examinations and membership dues in a social or business club. Also, should the individuals' employment terminate within one year of a change in control, the agreements require a payment of 2.99 times annual salary.

Note 7:  Common Stock

     During 1992, the Company filed a registration statement with the and Exchange Commission for the sale of 2,000,000 shares of Common Stock. The offering was conducted on a "best efforts" basis primarily by directors, officers and employees of the Company. The offering was terminated effective January 5, 1994. A total of 1,490,050 shares were sold at a price of $1 per share and 103,000 shares were issued at $1 per share in satisfaction of notes payable and related accrued interest.

     In 1993, the Company issued 150,000 shares of Common Stock to a consulting firm pursuant to a Service Agreement (the "Agreement") dated March 1992. The Agreement provided for the payment of a fee to the firm equal to 2.5% of the total capital cost of the New York demonstration facility after completion of project funding from a source produced by the firm. An accrual for this fee of $100,000 is included in the 1996 and 1995 Balance Sheets. The Agreement also provided for payment to the consulting firm of a fee equal to 1.25% of the overall capital cost of a full-scale facility after funding of such a project and for granting of options to buy up to 1,000,000 shares of the Company's Common Stock at $.25 per share during a two-year period upon signing of an agreement for such a project. Success fees for producing a source of debt or equity financing are also provided for in the Agreement.

     During May 1995, a stockholder purchased 100,000 shares of Common Stock at $.50 per shares and warrants for 100,000 shares of Common Stock (exercise price of $.50 per share) at a price equal to the par value of the Company's Common Stock. The stockholder exercised these warrants during June 1995.

     During the year ended September 30, 1995, the Board of Directors approved the issuance of 300,000 shares of the Company's Common Stock, at $.50 per share (based on the price for the May 1995 sale of the Company's Common Stock), to Battelle in lieu of a cash payment for $75,000 of license fees and $75,000 of expenses.

     During the year ended September 30, 1994, the Company issued Common Stock warrants, at prices ranging from $.10 to $.20 per warrant, to stockholders for 1,630,000 shares of the Company's Common Stock. The Company issued Common Stock warrants, at a price equal to par value of the Company's Common Stock, to a stockholder for 6,333,500 shares during the year ended September 30, 1993. The related Warrant Agreements provide for an exercise period of 10 years from the date of issuance at prices ranging from $.80 to $.90 per share, subject to adjustment in the event that the Company issues shares of Common Stock at a price per share which is less than the warrant price or the current market value of such shares. The exercise prices for the warrants were adjusted to $.50 during the year ended September 30, 1995 due to the sale of Common Stock in May 1995 for $.50 per share. During the year ended September 30, 1995, a stockholder exercised warrants for 58,825 shares at $.85 per share.

     In connection with the issuance of notes payable to stockholders during the years ended September 30, 1996 and 1995 described in Note 4, the Company sold warrants to stockholders for 266,975 and 483,025 shares, respectively, of the Company's Common Stock. The related Warrant Agreements provide for an exercise period of 4 years from the date of issuance at a price of $.60 per share, subject to adjustment in the event that the Company issues shares of Common Stock at a price per share which is less than the warrant price or the current market value of such shares. The exercise price for the warrants was adjusted to $.50 due to the sale of Common Stock in May 1995 for $.50 per share.

     An agreement with Centerpoint Power Corporation (CPC) specifies compensation at an hourly rate plus expenses for services rendered and grants CPC stock warrants for 11,230,000 shares of Common Stock (which were registered in connection with the Company's public offering), exercisable at one cent per share, if CPC obtains public funding for a demonstration facility or obtains capital financing from an investor entity. The agreement expires in April 2001. No payments have been made to CPC under the terms of the agreement and CPC has not obtained funding which obligates the Company to compensate CPC under the agreement.

     The marketing agreement with a Georgia corporation discussed in Note 3 provides for the issuance to the corporation of 250,000 warrants for 250,000 shares of the Company's Common Stock exercisable within 10 years from the date of granting the warrants at a price of $.50 per share within 90 days upon the signing of an agreement with a customer to purchase or utilize the Technologies.

     In connection with the assignment of the license for the STORS technology from AFP, 24,700,000 shares of the Company's Common Stock were issued to AFP. The shares were placed in a Voting Trust and during 1993 began to be distributed to the AFP stockholders. The Company owns 1,341,250 shares of its Common Stock previously included in the Voting Trust pursuant to a 1990 settlement agreement with a former AFP stockholder. These treasury shares have a zero cost basis.

     The Company issued Common Stock options during 1991 to a member of the Board of Directors to acquire 100,000 shares at ten cents per share. These options were exercised during 1993 and 1994.

     On January 5, 1994, the Board of Directors adopted a resolution for a four-to-one reverse stock split of the Company's Common Stock. Stockholder approval for the reverse stock split was obtained at the March 2, 1994 annual meeting of stockholders. However, the reverse stock split has not been implemented as of September 30, 1996 (see Note 11).

     At September 30, 1996, approximately 20,135,000 shares of
Common Stock were reserved for future issuance under warrant agreements.

Note 8:  Employee stock ownership plan

     The Company has adopted an Employee Stock Ownership Plan.
However, as of September 30, 1996, the Plan had not been funded nor submitted to the Internal Revenue Service for approval.

Note 9:  Management's consideration of going concern matters

     The Company has incurred net losses since inception. Additionally, substantial capital will likely be required to commercialize the Technologies. The financial statements have been prepared assuming the Company will continue as a going concern, realizing assets and liquidating liabilities in the ordinary course of business and do not reflect any adjustments that might result from the outcome of the aforementioned uncertainties. Management is considering several alternatives for mitigating these conditions during the next year, including, the sale of stock pursuant to a public offering (see Note 11) and fees from projects involving the Technologies.

Note 10:  Commitments

     On July 26, 1996, the Company signed an agreement with the City of New York which allows the Company to demonstrate certain services and equipment. The Company agreed to provide the test equipment at no cost to the City of New York for a period of not less than 150 consecutive calendar days nor more than 200 consecutive calendar days from the start-up of the demonstration. The Company anticipates that Foster Wheeler will build and own the test equipment.

Note 11:  Subsequent events

     On October 23, 1996, the Board of Directors of the Company approved the execution of a nonbinding letter of intent with a NASD member broker-dealer to act as managing underwriter in connection with a proposed public offering. The letter of intent provides for the underwriting on a firm commitment basis of approximately 1,600,000 shares of Series A Common Stock (as described more fully below) and 1,600,000 warrants redeemable for Series A Common Stock, based upon no more than 3,500,000 shares of Common Stock and 1,600,000 warrants convertible to Common Stock outstanding immediately prior to closing. The redeemable warrants entitle the holder to acquire one share of Common Stock at a price per share equal to 150% of the initial public offering price per share, subject to adjustment. Commencing 12 months after the effective date of a registration statement for the proposed offering, the Company may redeem all, but not less than all, of the redeemable warrants if specified conditions are met.

     The letter of intent provides for a 10% underwriter's discount, an over-allotment option, an expense allowance equal to 3% of the gross proceeds of the offering, a financial advisory fee of $48,000 and five year warrants, exercisable at the beginning of the second year after issuance, to purchase 10% of the aggregate principal amount of Common Stock and warrants offered at $.0001 per warrant. It also provides for restrictions on the disposition by stockholders of Common Stock outstanding prior to the proposed offering and for the underwriter to have the right to designate one person for election to the Company's Board of Directors for a period of five years.

     In order to comply with the pre-conditions set forth in the letter of intent, the Board of Directors approved a resolution for a four-to-one reverse stock split of the Company's Common Stock in addition to the four-to-one reverse stock split approved in 1994 (see Note 7). The Board of Directors also approved amendments to the Company's Articles of Incorporation as follows: (1) To authorize the designation of 10,000,000 shares as Series A Common Stock and 65,000,000 shares as Series B Common Stock, which are convertible to Series A Common Stock commencing 12 months after the effective date of a registration statement for the proposed offering subject to certain conditions, from the 75,000,000 shares of $0.001 par value Common Stock authorized originally under the Company's Articles of Incorporation; (2) To authorize the designation of and reclassification of all shares of Common Stock issued prior to the adoption of the proposed amendments to the Articles of Incorporation to Series B Common Stock; and (3) To change the name of the Company from Innotek Corporation to ThermoEnergy Corporation. A special stockholders' meeting has been scheduled during December 1996 in order to obtain stockholders' approval of these matters.

Management anticipates that the Company will obtain bridge financing of approximately $300,000 to fund the operations of the Company until the completion of the proposed offering.

                      THERMOENERGY CORPORATION
                    (A Development Stage Company)

                           BALANCE SHEETS

                                      December 31,  September 30,
                                          1996          1996
                                      ------------  -------------
                                      (Unaudited)

                               ASSETS

Cash                                  $    44,672   $    62,333
  Advances to officers                    122,200        96,200
  Accrued interest receivable -
    officers                               11,451         9,138
                                       ----------    ----------
      Total Current Assets                178,323       167,671

Property and equipment, at cost:
  Equipment                                14,818        14,818
  Furniture and fixtures                    4,991         4,991
  Less accumulated depreciation           (14,553)      (14,147)
                                       ----------    ----------
                                            5,256         5,662
                                       ----------    ----------

                                      $   183,579   $   173,333
                                       ==========    ==========

           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable                      $   329,651   $   360,288
Accrued expenses:
  Salaries                                417,024       364,314
  Consulting fee                          100,000       100,000
  Other                                   112,990        92,513
                                       ----------    ----------
                                          630,014       556,827
Deferred compensation                     219,940       215,460
Notes payable to stockholders
  (Note 2)                                920,000       735,000
                                       ----------    ----------
      Total Current Liabilities         2,099,605     1,867,575
                                       ----------    ----------

Stockholders' equity (deficit)
 (Note 3):
  Preferred stock, non-voting, $1
   par value:
    Authorized - 10,000,000 shares;
     none issued
  Common Stock, $.001 par value:
    Series A Common Stock; Authorized
     - 10,000,000 shares; no shares
     issued and outstanding
    Series B Common Stock; Authorized
     - 65,000,000 shares; issued -
     51,852,693  shares; outstanding -
     50,511,443 shares                     51,853        51,853
  Additional paid-in capital            3,795,306     3,795,306
  Deficit accumulated during the
   development stage                   (5,763,185)   (5,541,401)
                                       ----------    ----------
                                       (1,916,026)   (1,694,242)
                                       ----------    ----------
                                      $   183,579   $   173,333
                                       ==========    ==========



               See notes to financial statements.

                      THERMOENERGY CORPORATION
                    (A Development Stage Company)

                      STATEMENTS OF OPERATIONS

                             Cumulative
                               During
                             Development     Three Months Ended December 31,
                            Stage Through    -------------------------------
                          December 31, 1996        1996           1995
                          -----------------        ----           ----
                             (Unaudited)        (Unaudited)    (Unaudited)

Operating expenses:
  General and
    administrative          $ 4,260,040          $ 176,208     $ 131,543
  Research and development      627,266
  Travel and entertainment      785,472             34,802        18,777
                             ----------           --------      --------
                              5,672,778            211,010       150,320
                             ----------           --------      --------

Loss From Operations         (5,672,778)          (211,010)     (150,320)
                             ----------           --------      --------

Other Income (Expense)
  Interest income                63,098              2,313         1,497
  Interest expense             (153,505)           (13,087)       (8,705)
                             ----------           --------      --------
                                (90,407)           (10,774)       (7,208)
                             ----------           --------      --------
Net Loss                    $(5,763,185)         $(221,784)    $(157,528)
                             ==========           ========      ========

Per Common Share (Note 4)

  Loss from operations      $      (.10)         $    (.00)    $    (.00)

  Net loss                  $      (.10)         $    (.00)    $    (.00)




               See notes to financial statements.

                      THERMOENERGY CORPORATION
                    (A Development Stage Company)

       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

     Periods Ended September 30, 1988 Through September 30, 1996 and the Three Months Ended December 31, 1996 (Unaudited)


                                                     Deficit
                                                   Accumulated
                                      Additional   During the
                             Common     Paid-in    Development
                              Stock     Capital       Stage        Total
                             ------   ----------   -----------     -----

Issuance of stock, January
  1988, (35,285,714 shares
  at $.005 per share)        $35,285  $  145,015  $             $   180,300

Net loss                                             (290,483)     (290,483)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1988          35,285     145,015     (290,483)     (110,183)

Conversion of $412,000 of
  debentures and accrued
  interest, September 1989
  (4,901,350 shares)           4,902     452,099                    457,001

Net loss                                             (338,985)     (338,985)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1989          40,187     597,114     (629,468)        7,833

Net loss                                             (255,036)     (255,036)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1990          40,187     597,114     (884,504)     (247,203)

Conversion of $63,000 of
  unsecured debentures
  and accrued interest at
  10%, March 1991,
  (708,566 shares)               709      70,148                     70,857

Issuance of stock, May -
  June 1991, (6,206,078
  shares:  5,866,078 at
  $.10 per share; 340,000
  shares at $.05 per share)    6,206     597,401                    603,607

Issuance of stock for
  interest, June 1991,
  (22,000 shares at $.10
  per share)                      22       2,178                      2,200



Issuance of stock for
  expenses incurred by
  stockholders, July 1991
  (81,295 shares at $.10
  per share)                      81       8,048                      8,129

Net loss                                             (670,179)     (670,179)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1991          47,205   1,274,889   (1,554,683)     (232,589)

Issuance of stock, October -
  December 1991 (2,414,800
  shares at $.10 per share)    2,415     239,065                    241,480

Shares purchased in
  rescission offer (168,985
  shares)                       (169)    (16,730)                   (16,899)

Issuance of stock, public
  offering, August -
  September 1992 (5,500
  shares at $1.00 per share)       5       5,495                      5,500

Net loss                                             (562,751)     (562,751)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1992          49,456   1,502,719   (2,117,434)     (565,259)

Issuance of stock, public
  offering October 1992 -
  September 1993 (1,484,550
  shares at $1.00 per share)   1,485   1,483,065                  1,484,550

Issuance of stock for
  exercise of stock options,
  May 1993 (40,000 shares at
  $.10 per share)                 40       3,960                      4,000



Issuance of warrants to
  stockholder                              6,333                      6,333

Conversion of $103,000 of
  notes payable to stock-
  holders and accrued
  interest, December 1992
  (103,000 shares)               103     102,897                    103,000

Issuance of stock for
  consulting services, June
  1993 (150,000 shares at
  $1.00 per share)               150     149,850                    150,000

Net loss                                           (1,207,921)   (1,207,921)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1993          51,234   3,248,824   (3,325,355)      (25,297)

Issuance of warrants to
  stockholders                           226,000                    226,000

Issuance of stock for
  exercise of stock
  options, March 1994
  (60,000 shares at $.10
  per share)                      60       5,940                      6,000

Issuance of stock for
  exercise of warrants by
  stockholder, August 1994
  (58,825 shares at $.85
  per share)                      59      49,942                     50,001

Net loss                                             (767,427)     (767,427)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1994          51,353   3,530,706   (4,092,782)     (510,723)



Issuance of warrants to
  stockholders                             9,760                      9,760

Issuance of stock, May
  1995 (100,000 shares at
  $.50 per share)                100      49,900                     50,000

Issuance of stock for
  exercise of warrants by
  stockholder, June 1995
  (100,000 shares at $.50
  per share)                     100      49,900                     50,000

Issuance of stock for
  expenses, July 1995
  (300,000 shares at $.50
  per share) (Note 7)            300     149,700                    150,000

Net loss                                             (896,998)     (896,998)
                              ------   ---------   ----------    ----------
Balance (deficit),
  September 30, 1995          51,853   3,789,966   (4,989,780)   (1,147,961)

Issuance of warrants to
  stockholders                             5,340                      5,340

Net loss                                             (551,621)     (551,621)
                              ------   ---------   ----------    ----------
Balance (deficit),
   September 30, 1996         51,853   3,795,306   (5,541,401)   (1,694,242)

Net loss                                             (221,784)     (221,784)
                              ------   ---------   ----------    ----------
Balance (deficit),
  December 31, 1996
  (Unaudited)                $51,853  $3,795,306  $(5,763,185)  $(1,916,026)
                              ======   =========   ==========    ==========




                See notes to financial statements

                      THERMOENERGY CORPORATION
                    (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS

                             Cumulative
                               During
                             Development     Three Months Ended December 31,
                            Stage Through    -------------------------------
                          December 31, 1996        1996           1995
                          -----------------        ----           ----
                             (Unaudited)        (Unaudited)    (Unaudited)

Operating activities:
  Net loss                  $(5,763,185)         $(221,784)    $(157,528)
  Items not requiring
   (providing) cash:
     Depreciation                14,553                406           700
     Expenses funded by
      Common Stock issuance     543,187
     Other                        3,341
  Changes in:
    Advances to officers       (321,183)           (26,000)      (14,000)
    Other receivables           (11,451)            (2,313)       (1,497)
    Accounts payable            329,651            (30,637)       29,964
    Accrued expenses            630,014             73,187        46,507
    Deferred compensation       418,922              4,480         4,261
                             ----------           --------      --------
      Net cash used in
       operating activities  (4,156,151)          (202,661)      (91,593)
                             ----------           --------      --------

Investing activities:
  Purchase of fixed assets      (19,808)
  Other                          (3,341)
                             ----------           --------      --------
      Net cash used in
       investing activities     (23,149)
                             ----------           --------      --------

Financing activities:
  Proceeds from issuance
   of Common Stock and
   warrants                   2,620,562                            1,200
  Proceeds from notes
   payable and convertible
   debentures                 1,649,609            185,000        58,800
  Payments on notes payable    (154,609)
  Other                         108,410
                             ----------           --------      --------
      Net cash provided by
       financing activities   4,223,972            185,000        60,000
                             ----------           --------      --------

Increase (decrease) in
  cash                           44,672            (17,661)      (31,593)

Cash, beginning of period             0             62,333        52,524
                             ----------           --------      --------

Cash, end of period         $    44,672          $  44,672     $  20,931
                             ==========           ========      ========




               See notes to financial statements.

                    THERMOENERGY CORPORATION
                 (A DEVELOPMENT STATE COMPANY)

                 NOTES TO FINANCIAL STATEMENTS

                       December 31, 1996

                           UNAUDITED


NOTE 1:  FINANCIAL STATEMENTS

     The balance sheet as of December 31, 1996, the statements of operations and cash flows cumulative during development stage through December 31, 1996 and for the three months ended December 31, 1996 and 1995 and the statement of changes in stockholders' equity (deficit) for the three months ended December 31, 1996, have been prepared by ThermoEnergy Corporation (the "Company"), formerly Innotek Corporation, without audit. In the opinion of management, all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position, results of operations and cash flows at December 31, 1996 and for all periods presented have been made. Operating results for the three months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the entire year ending September 30, 1997.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with
Article 10 of Regulation S-X. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 1996 Form 10-K.

NOTE 2:  NOTES PAYABLE TO STOCKHOLDERS

     As of September 30, 1996 notes payable to stockholders aggregating $735,000 were outstanding. The unsecured notes mature four years from the date of issuance with interest at a rate of 6.63%. The notes provide that the principal balances and accrued interest will become immediately due and payable at the closing of the next public offering of securities of the Company should that event occur prior to the stated maturity date. In addition, if the Company obtains financing from a third party on terms more favorable to the third party than the terms of the notes to the stockholders, the Company and the stockholders may agree to modify the notes to the stockholders to reflect such more favorable terms. The notes payable have been classified as current liabilities since management anticipates that they will be paid off within one year.

     On December 9, 1996, the Board of Directors authorized the Company to borrow from stockholders up to $500,000 to fund operations through the completion of a proposed public offering (see Note 3). The terms of the unsecured notes provide for maturities six months from the date of execution or the closing of the proposed public offering, whichever is sooner, with interest at a rate of 10%. The notes also provide for the issuance of shares of Series B Common Stock (see Note 3), to the holders of the notes, in the ratio of one share for each $10 loaned to the Company, within six months from the date of execution of the notes or the closing of the proposed public offering, whichever is sooner.

     At December 31, 1996, the Company had executed notes payable to stockholders under this arrangement for an aggregate amount of $185,000. During January 1997, an additional $315,000 of the notes payable to stockholders were executed. The Company is committed to issue 50,000 shares of Series B Common Stock, which are not subject to the reverse stock splits more fully described in Note 3, to the holders of the notes.

NOTE 3:  COMMON STOCK

     On October 23, 1996, the Board of Directors of the Company approved the execution of a nonbinding letter of intent with a NASD member broker-dealer to act as managing underwriter in connection with a proposed public offering. The letter of intent provides for the underwriting on a firm commitment basis of approximately 1,600,000 shares of Series A Common Stock (as described more fully below) and 1,600,000 warrants redeemable for Series A Common Stock, based upon no more than 3,500,000 shares of Common Stock and 1,600,000 warrants convertible to Common Stock outstanding immediately prior to closing. The redeemable warrants will entitle the holder to acquire one share of Common Stock at a price per share equal to 150% of the initial public offering price per share, subject to adjustment. Commencing 12 months after the effective date of a registration statement for the proposed offering, the Company may redeem all, but not less than all, of the redeemable warrants if specified conditions are met.

     The letter of intent provides for a 10% underwriter's discount, an over-allotment option, an expense allowance equal to 3% of the gross proceeds of the offering, a financial advisory fee of $48,000 and five year warrants, exercisable at the beginning of the second year after issuance, to purchase 10% of the aggregate principal amount of Common Stock and warrants offered at $.0001 per warrant. It also provides for restrictions on the disposition by stockholders of Common Stock outstanding prior to the proposed offering and for the underwriter to have the right to designate one person for election to the Company's Board of Directors for a period of five years.

     In order to comply with the pre-conditions set forth in the letter of intent, the Board of Directors approved a resolution for a four-to-one reverse stock split of the Company's Common Stock in addition to the four-to-one reverse stock split approved by stockholders in 1994. The Board of Directors also approved amendments to the Company's Articles of Incorporation as follows:
(1) To authorize the designation of 10,000,000 shares as Series A Common Stock and 65,000,000 shares as Series B Common Stock, which are convertible to Series A Common Stock commencing 12 months after the effective date of a registration statement for the proposed offering subject to certain conditions, from the 75,000,000 shares of $0.001 par value Common Stock authorized originally under the Company's Articles of Incorporation; (2) To authorize the designation of and reclassification of all shares of Common Stock issued prior to the adoption of the proposed amendments to the Articles of Incorporation to Series B Common Stock; and (3) To change the name of the Company from Innotek Corporation to ThermoEnergy Corporation. Stockholders' approval of these matters was obtained on December 12, 1996 during a special stockholders' meeting.

     During 1997, the Board of Directors approved a Stock Option Plan which provides for incentive and non-incentive stock options for an aggregate of 750,000 shares of Series B Common Stock , which are not subject to the reverse stock splits discussed in this Note, for key employees and non-employee Directors of the Company. Implementation of the Plan is subject to approval by stockholders.

     On January 5, 1994, the Board of Directors adopted a resolution for a four-to-one reverse stock split of the Company's
Common Stock. Stockholder approval for the reverse stock split was obtained at the March 2, 1994 annual meeting of stockholders.

     The reverse stock splits have not been implemented.

NOTE 4:  LOSS PER COMMON SHARE

     Loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding during the period. Stock options and warrants issued within twelve months of the initial public offering filing date (February 27, 1992) have been treated as outstanding for all periods presented.

     The weighted average number of common shares used in the loss per share computations were 59,224,384, 60,792,870 and 60,792,870 shares for the period cumulative since inception through December 31, 1996, and for the three months ended December 31, 1996 and 1995, respectively.

NOTE 5:  MANAGEMENT'S CONSIDERATION OF GOING CONCERN MATTERS

     The Company has incurred net losses since inception. Additionally, substantial capital will likely be required to commercialize the Company's technologies. The financial statements have been prepared assuming the Company will continue as a going concern, realizing assets and liquidating liabilities in the ordinary course of business and do not reflect any adjustments that might result from the outcome of the aforementioned uncertainties. Management is considering several alternatives for mitigating these conditions, including the sale of stock pursuant to a public offering (see Note 3) and fees from projects involving the Company's technologies.

NOTE 6:  EXECUTIVE BONUS PLAN

     On January 3, 1997, the Company's Board of Directors established a five-year Executive Bonus Plan (the "Bonus Plan") to reward executive officers and other key employees based upon the Company achieving certain performance levels. Under the Bonus Plan, commencing with the Company's 1997 fiscal year and for each of the four fiscal years thereafter, the Company will have discretion to award bonuses in an aggregate amount in each fiscal year equal to 1% of the Company's net sales revenues for each fiscal year, provided and on condition that the Company achieves a net profit before taxes of not less that 5% of net sales but less that 15% of net sales. The Board of Directors approved bonus payment percentages for certain individuals for fiscal 1997. In the future, the Compensation Committee of the Board of Directors of the Company will determine the allocable amounts or percentages of the bonus pool which may be paid annually to participants.

=================================================================
No dealer, salesperson or any other person that has been authorized to give any information or to make any representation other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

               -----------------------------------

                        TABLE OF CONTENTS

PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . .  3

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . .  8

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . 14

DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . 16

CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . 16

DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 17

SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . 18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . 20

BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 30

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . 32

PRINCIPAL STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . 36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . 38

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . 41

SHARES ELIGIBLE FOR FUTURE SALE . . . . . . . . . . . . . . . 43

UNDERWRITING. . . . . . . . . . . . . . . . . . . . . . . . . 44

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . 46

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . 46

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . F-1

     Until __________, 1997 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.
=================================================================

=================================================================




THERMOENERGY CORPORATION





                       1,600,000 Shares of
                      Series A Common Stock
                               and
1,600,000 Redeemable
Series A Common Stock Purchase Warrants

(as Units, each consisting of one share
of Series A Common Stock and one Redeemable Series A Common Stock
 Purchase Warrant)



                       ------------------

                           PROSPECTUS

                       ------------------




                       NATIONAL SECURITIES
                           CORPORATION





                    __________________, 1997
=================================================================

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Section 4-27-850(A) of the Business Corporation Act of 1987 of the State of Arkansas provides that an Arkansas corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expense, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 4-27-850(B) provides that a Arkansas corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 4-27-850(C) further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (A) and (B) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 4-27-850(A) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 4-27-850(B).

     Section 4-27-202(B)(3) of the Business Corporation Act of 1987 provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Amended Certificate of Incorporation contains such a provision.

     The Company's Bylaws provide that the Company shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Arkansas. The Amended Certificate of Incorporation and Bylaws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

     The Company has entered into and intends to execute indemnity agreements with present and future directors for indemnification of and advance of expenses to such persons to the full extent permitted by law.

Item 25.  Other Expenses of Issuance and Distribution.*

     a.   SEC filing fee                $ 10,735.52
     b.   NASD filing fee                  4,042.72
     c.   Blue Sky fees and expenses,
            including legal fees
     d.   Printing and engraving
     e.   Legal fees and expenses
     f.   Accounting fees and expenses
     g.   Transfer agent and registrar
            fees and expenses
     h.   Miscellaneous

                                         =========


----------------------

* All fees and expenses other than the SEC and NASD Filing Fees are estimated. All of such fees and expenses shall be borne by the Company.


Item 26.  Recent Sales of Unregistered Securities.

     All warrants and shares of Common Stock described below are for Series B Common Stock if exercised by the respective holders before the lock up period expires as discussed in the Prospectus.
See "Underwriting".

     On January 20, 1994, the Company sold to two shareholders warrants to purchase 31,250 and 8,125 shares of the Company's common stock, respectively. The warrants were sold for $100,000 and $26,000 respectively. The holders of the warrants represented to the Company that the warrants were acquired for investment and not with a view to the distribution thereof. The warrants contain restrictive legends providing that such securities may not be sold, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). This issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     On May 25, 1994, the Company sold to one shareholder warrants to purchase 250,000 shares of the Company's common stock. The warrants were sold for $100,000. The holder of the warrants represented to the Company that the warrants were acquired for investment and not with a view to the distribution thereof. The warrants contain restrictive legends providing that such securities may not be sold, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). This issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     From October 1994 to September 1996, the Company sold to 23 shareholders warrants to purchase 178,126 shares of the Company's common stock. The warrants were sold for a total of $13,800. The holder of the warrants represented to the Company that the warrants were acquired for investment and not with a view to the distribution thereof. The warrants contain restrictive legends providing that such securities may not be sold, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). This issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     On May 10, 1995, the Company sold to one shareholder 6,250 shares of Common Stock and warrants to purchase 6,250 shares of the Company's common stock. The shares were sold for $100,000 and the warrants were sold for par value. The holder of the shares and warrants represented to the Company that the shares and warrants were acquired for investment and not with a view to the distribution thereof. The shares and warrants contain restrictive legends providing that such securities may not be sold, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). This issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.


Item 27.  Exhibits.

     (a)  Exhibits.

Number assigned
in regulation
S-B, Item 601       Description of Exhibit
---------------     ----------------------
1.1       Underwriting Agreement, to be filed by Amendment.
3.1       Amended and Restated Articles of Incorporation.
3.2       Amended and Restated Bylaws of the Company.
4.1       Form of Stock Certificate - Series A Common Stock, to be
          filed by Amendment.
4.2       Form of Stock Certificate - Series B Common Stock, to be
          filed by Amendment.
5.1       Opinion of The Davidson Law Firm, to be filed by
          Amendment.
9.1* Voting Trust Agreement between American Fuel and Power Corporation and P.L. Montesi, Trustee, dated November 1, 1991.
10.1* License Agreement between Battelle Memorial Institute and ThermoEnergy Corporation dated as of August 5, 1991.
10.2(4) License Agreement between the Company and Battelle Memorial Institute for Battelle's dated July 7, 1995 (defense purposes for NitRem).
10.3(5) License Agreement between Battelle Memorial Institute and ThermoEnergy Corporation dated July 7, 1995 (industrial purposes for NitRem).
10.4* Substitute General Compensation and Stock Warrant Agreement between ThermoEnergy Corporation and Centerpoint Power Corporation of Virginia for STORS/Denitrification and NitRem Technologies between ThermoEnergy Corporation and Centerpoint Power Corporation, dated April 22, 1991.
10.5* First Amendment to Substitute General Compensation and Stock Warrant Agreement between ThermoEnergy Corporation and Centerpoint Power Corporation for STORS/Denitrification and NitRem Technologies by and between ThermoEnergy Corporation and Centerpoint Power Corporation, dated January 30, 1992.
10.6*(1) Employment Agreement dated January 1, 1992 by and between ThermoEnergy and P. L. Montesi.
10.7*(1) Employment Agreement dated January 1, 1992 by and between ThermoEnergy and Dennis Cossey.
10.8* STORS/NitRem Option Agreement between the Company and a Corporation in Formation dated March, 1992.
10.9*     Agreement between the Company and McKeown and Franz, Inc.
          dated March, 1992.
10.10(2)  Warrant Agreement with Robert Trump dated December 23,
          1992.
10.11(2) Warrant Agreement with Robert Trump dated April 1, 1993. 10.12(3) Warrant Agreement with Robert Trump dated July 15, 1993. 10.13(6) Form Warrant Agreement and Term Note with Robert Trump dated October 14, 1994, October 17, 1994, March 20, 1996, May 17, 1996, and May 28, 1996, respectively.
10.14(7) Form of Promissory Note, Subscription Agreement and Warrant Agreement Concerning Financing Activities of the Company.
10.15(8)  Warrant Agreement dated May 10, 1995 with Robert Trump.
10.16 Joint Marketing Agreement between Dan Cowart, Inc. and Registrant dated April 1, 1996.
10.17 Worldwide Marketing Agreement between the Company and Foster Wheeler dated September, 1994.
10.18     Memorandum of Understanding between the Company and Roy
          F. Weston, Inc. dated April 10, 1996.
10.19 No Cost Test Agreement Between City of New York - Department of Clean Water and Registrant dated July 26, 1996.
10.20 Memorandum of Understanding Between Foster Wheeler Corporation and Mitsui Company (U.S.A.) Inc. dated October 1996.
10.21 Subcontract between Sam Houston State University and the Company dated October 31, 1994.
10.22 Modification Number 001 Subcontract SHSU - 5000 - 002 between Sam Houston State University and the Company dated August, 1996.
23.1      Consent of Kemp & Company
23.2      Consent of Baird, Kurtz & Dobson
23.3      Consent of The Davidson Law Firm, see Exhibit 5.1
23.4      Consent of Waring Cox, PLC, to be filed by Amendment.
25.1      Powers of Attorney (included on signature page of
          Registration Statement)
28.1*     Form of Security Escrow Agreement.


     * Incorporated by reference from the Company's Registration Statement on Form S-18, File No. 33-46104-FW, effective June 24, 1992.
      (1) Management Contract or Compensatory Plan or Arrangement.
      (2) Incorporated by reference from the Company's Form 10-Q of March 31, 1993.
      (3) Incorporated by reference from the Company's Form 10-Q of June 30, 1993.
      (4) Incorporated by reference from the Company's Form 10-K of September 30, 1993.
      (5) Incorporated by reference from the Company's Form 10KA of September 30, 1993.
      (6) Incorporated by reference from the Company's Form 10-Q of March 31, 1995.
      (7) Incorporated by reference from the Company's Form 10-Q of June 30, 1995.
      (8) Incorporated by reference from the Company's Form 10-Q of March 31, 1996.


Item 28.  Undertakings.

     (a)  The undersigned small business issuer hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933 (the "Act");

              (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any additional or changed material information with respect to the plan of distribution.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Little Rock, State of Arkansas, on February 11, 1997.

                                   THERMOENERGY CORPORATION


                                   By:  /s/ Dennis C. Cossey
                                      ----------------------------
                                      Dennis C. Cossey


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.







      Signature                       Title                      Date
      ---------                       -----                      ----

  /s/ Dennis C. Cossey         Chairman, Chief Executive   February 11, 1997
----------------------------   Officer, Secretary and
Dennis C. Cossey               Director (Principal
                               Executive Officer)


  /s Primo L. Montesi          President and Director      February 11, 1997
----------------------------   (Principal Financial
Primo L. Montesi               Officer)


  /s/ J. Donald Phillips       Director                    February 11, 1997
----------------------------
J. Donald Phillips


  /s/ Dr. Louis J. Ortmann     Director                    February 11, 1997
----------------------------
Dr. Louis J. Ortmann


  /s/ Thomas Randall Kemp      Director                    February 11, 1997
----------------------------
Thomas Randall Kemp


                               Director                    February ___, 1997
----------------------------
Gerald J. Franz





                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ThermoEnergy Corporation, an Arkansas corporation, hereby constitutes and appoints Dennis Cossey, his true and said attorney-in-fact, for him and in his name, place and stead in any and all capacities to sign each Amendment to this Registration Statement, and to file this Registration Statement and each Amendment so signed with all exhibits thereto and any and all documents in connection therewith with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 11, 1997.


      Signature                       Title                      Date
      ---------                       -----                      ----

  /s/ Dennis C. Cossey         Chairman, Chief Executive   February 11, 1997
----------------------------   Officer, Secretary and
Dennis C. Cossey               Director


  /s Primo L. Montesi          President and Director      February 11, 1997
----------------------------
Primo L. Montesi


  /s/ J. Donald Phillips       Director                    February 11, 1997
----------------------------
J. Donald Phillips


  /s/ Dr. Louis J. Ortmann     Director                    February 11, 1997
----------------------------
Dr. Louis J. Ortmann


  /s/ Thomas Randall Kemp      Director                    February 11, 1997
----------------------------
Thomas Randall Kemp


                               Director                    February ___, 1997
----------------------------
Gerald J. Franz